LEASE AGREEMENT
     THIS LEASE AGREEMENT (this “Lease”) is made as of June 28, 2004 (the “Effective Date”), by and between SPIRIT FINANCE ACQUISITIONS, LLC, a Delaware limited liability company (“Lessor”), whose address is 8910 East Raintree Drive, Suite 100, Scottsdale, Arizona 85260, and SIGNIFICANT EDUCATION, LLC, a Delaware limited liability company (“Lessee”), whose address is 2525 East Arizona Biltmore Circle, #140, Phoenix, Arizona 85016.
     In consideration of the mutual covenants and agreements herein contained, Lessor and Lessee hereby covenant and agree as follows:
     1. Certain Defined Terms. Capitalized terms not defined herein shall have the meanings set forth in Exhibit A hereto.
     2. Lease of Property; Use. In consideration of the Rentals and other Monetary Obligations to be paid by Lessee and of the other terms, covenants and conditions on Lessee’s part to be kept and performed, Lessor hereby leases to Lessee, and Lessee hereby takes and hires, the Property, subject to the Permitted Encumbrances, all Legal Requirements (including any existing violation thereof), and the condition of the Property as of the Effective Date; provided, however, that the recital of the Permitted Encumbrances herein shall not be construed as a revival of any Permitted Encumbrance which may have expired or been terminated. During the Lease Term, the Property shall be used solely for the operation of a Permitted Facility, and related purposes such as ingress, egress and parking. Lessee shall at all times during the Lease Term occupy the Property and shall diligently operate its business on the Property. Except as otherwise permitted herein, Lessee shall not, by itself or through any assignment, sublease or other type of transfer, convert all or any portion of the Property to an alternative use during the Lease Term without Lessor’s prior written consent.
     3. Lease Term; Extension. The initial term of this Lease (“Initial Term”) shall commence as of the Effective Date and shall expire at midnight on June 30, 2024 (“Expiration Date”), unless terminated sooner as provided in this Lease and as may be extended as provided herein. The time period during which this Lease shall actually be in effect, including any Extension Term, is referred to herein as the “Lease Term.” Unless this Lease has expired or has been sooner terminated, or an Event of Default has occurred and is continuing at the time any option is exercised, and provided that all other agreements necessary to the continued operation of Lessee’s business at the Property are extended for a period of not less than the applicable extension periods, Lessee shall have the right and option (each, an “Extension Option”) to extend the Initial Term for the Property for four (4) additional successive periods of five (5) years each (each, an “Extension Term”), pursuant to the terms and conditions of this Lease then in effect. Lessee may only exercise the Extension Options by giving written notice thereof to Lessor of its election to do so first, no later than one hundred twenty (120) days prior to the Expiration Date and one hundred twenty (120) days prior to the immediately preceding Extension Term, as the case may be. If written notice of the exercise of any Extension Option is not received by Lessor by the applicable dates described above, then this Lease shall terminate on the last day of the Initial Term or, if applicable, the last day of the Extension Term then in effect. Upon the request of Lessor or Lessee, the parties hereto will, at the expense of Lessee, execute and exchange an instrument in recordable form setting forth the extension of the Lease Term in accordance with this Section 3.
     4. Rental and Other Monetary Obligations.
     A. Base Monthly Rental. During the Initial Term, on or before the first day of each calendar month, Lessee shall pay in advance the Base Monthly Rental; provided, however, if the Effective Date is a date other than the first day of the month, Lessee shall pay to Lessor (or any other party designated by Lessor) on the Effective Date the Base Monthly Rental prorated by multiplying the Base Monthly Rental by a fraction, the numerator of which is the number of days remaining in the month (including the Effective Date) for which Rentals are being paid, and the denominator of which is the total number of days in such month. During the Extension Terms, if any, Lessee shall pay the Rentals (including the Base Monthly Rental) in the manner set forth in this Section 4. Unless otherwise specifically stated to the contrary herein, Lessee shall perform all its obligations under this Lease at its sole cost and expense and shall pay all Rental and any other Monetary Obligation due hereunder when due and payable, without notice or demand.
     B. Scheduled Adjustments. On the first Adjustment Date and on each Adjustment Date thereafter, the Base Annual Rental shall increase by an amount equal to the Rent Adjustment. The “Rent Adjustment” shall be an amount equal to five percent (5%) of the Base Annual Rental in effect immediately prior to the applicable Adjustment Date.
     C. Additional Adjustments. In addition to the scheduled adjustments of Base Annual Rental under Section 4.B above, Base Annual Rental shall be adjusted in accordance with the terms and provisions of Section 44 below.
     D. Additional Rental. Lessee shall pay and discharge, as additional rental (“Additional Rental”), all sums of money required to be paid by Lessee under this Lease which are not specifically referred to as Rental. Notwithstanding any provisions in this Lease to the contrary, Additional Rental shall not include (1) compensation paid to any officers, executives or employees of Lessor; (2) costs for which Lessor is reimbursed by insurance, condemnation or otherwise; (3) interest on debt or amortization payments on any mortgage or deed to secure debt and any charges for any costs and expenses incurred in connection with any refinancing of any debt secured by any mortgage on the Property; (4) except as otherwise provided in Section 43.C. below, all professional fees (legal/accounting/consultants) and other Costs and expenses arising out of the sale of any of the Property by Lessor or the financing or refinancing of any loan secured by all or any portion of the Property; (5) Lessor’s general corporate overhead and general corporate administrative expenses including any costs related to Lessor’s maintenance of an office; (6) late charges and other penalties incurred as a result of Lessor’s failure, negligence, inability or unwillingness to make payments to any person or party when due; and (7) any depreciation. Lessee shall pay and discharge any Additional Rental when the same shall become due, provided that amounts which are billed to Lessor or any third party, but not to Lessee, shall be paid within thirty (30) days after Lessor’s demand for payment thereof or, if later, when the same are due. In no event shall Lessee be required to pay to Lessor any item of Additional Rental that Lessee is obligated to pay and has paid to any third party pursuant to any provision of this Lease.
     E. Payment of Rental and Other Monetary Obligations. All Rental and other Monetary Obligations which Lessee is required to pay hereunder shall be the unconditional obligation of Lessee and shall be payable in full when due without any setoff, abatement, deferment, deduction or counterclaim whatsoever. Upon execution of this Lease, Lessee shall establish arrangements whereby payments of the Base Monthly Rental, any Additional Rental, impound payments (if any), sales tax on real property tax (if any), and any other Monetary Obligations are transferred by Automated Clearing House Debit initiated by Lessor from an account established by Lessee at a United States bank or other financial institution to such account as Lessor may designate. Any delinquent payment shall, in addition to any other remedy of Lessor, incur a late charge of five percent (5%) (which late charge is intended to compensate Lessor for the cost of handling and processing such delinquent payment and should not be considered interest) and bear interest at the Default Rate, such interest to be computed from and including the date such payment was due through and including the date of the payment; provided, however, in no event shall Lessee be obligated to pay a sum of late charge and interest higher than the maximum legal rate then in effect.
     5. Representations and Warranties of Lessor. The representations and warranties of Lessor contained in this Section are being made to induce Lessee to enter into this Lease and Lessee has relied and will continue to rely upon such representations and warranties. Lessor represents and warrants to Lessee as follows:
     A. Organization, Authority and Status of Lessor. Lessor has been duly organized and is validly existing and in good standing under the laws of the State of Delaware. All necessary corporate action has been taken to authorize the execution, delivery and performance by Lessor of this Lease and of the other documents, instruments and agreements provided for herein. The person who has executed this Lease on behalf of Lessor is duly authorized to do so.
     B. Enforceability. This Lease constitutes the legal, valid and binding obligation of Lessor, enforceable against Lessor in accordance with its terms.
     C. Litigation. There are no suits, actions, proceedings or investigations pending, or to the best of its knowledge, threatened against or involving Lessor before any arbitrator or Governmental Authority which might reasonably result in any material adverse change in the contemplated business, condition, worth or operations of Lessor.
     D. Absence of Breaches or Defaults. Lessor is not in default under any document, instrument or agreement to which Lessor is a party or by which Lessor or any of Lessor’s property is subject or bound. The authorization, execution, delivery and performance of this Lease and the documents, instruments and agreements provided for herein will not result in any breach of or default under any document, instrument or agreement to which Lessor is a party or by which Lessor or any of Lessor’s property is subject or bound.

     6. Representations and Warranties of Lessee. The representations and warranties of Lessee contained in this Section are being made to induce Lessor to enter into this Lease and Lessor has relied, and will continue to rely, upon such representations and warranties. Lessee represents and warrants to Lessor as follows:
     A. Organization, Authority and Status of Lessee. Lessee has been duly organized or formed, is validly existing and in good standing under the laws of its State of Delaware and is qualified as a foreign limited liability company to do business in any jurisdiction where such qualification is required, including the State. All necessary limited liability company action has been taken to authorize the execution, delivery and performance by Lessee of this Lease and of the other documents, instruments and agreements provided for herein. Lessee is not a “foreign limited liability company”, “foreign corporation”, “foreign partnership”, “foreign trust” or “foreign estate”, as those terms are defined in the Code and the regulations promulgated thereunder. Lessee’s United States tax identification number is correctly set forth on the signature page of this Lease. The person who has executed this Lease on behalf of Lessee is duly authorized to do so. The address of Lessee stated in Section 24 is the principal place of business and principal executive office of Lessee, and Lessee will provide Lessor with written notice of any change of location of its principal place of business or principal executive office within ten (10) days thereof.
     B. Enforceability. This Lease constitutes the legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with its terms.
     C. Litigation. Except as described in Schedule 6.C. attached hereto, there are no suits, actions, proceedings or investigations pending, or to its current actual knowledge, threatened against or involving Lessee or the Property before any arbitrator or Governmental Authority which might reasonably result in any material adverse change in the contemplated business, condition, worth or operations of Lessee or the Property.
     D. Absence of Breaches or Defaults. Except as described in Schedule 6.D. attached hereto, to its current actual knowledge, Lessee is not in default under any document, instrument or agreement to which Lessee is a party or by which Lessee, the Property or any of Lessee’s property is subject or bound. The authorization, execution, delivery and performance of this Lease and the documents, instruments and agreements provided for herein will not result in any breach of or default under any document, instrument or agreement to which Lessee is a party or by which Lessee, the Property or any of Lessee’s property is subject or bound.
     E. Licenses and Permits. To its current actual knowledge, Lessee has obtained all required licenses and permits, both governmental and private, to use and operate the Property as a Permitted Facility.
     F. Financial Condition; Information Provided to Lessor. The financial statements, all financial data and all other documents and information heretofore delivered to Lessor by or with respect to Lessee, Guarantor and/or the Property in connection with this Lease and/or relating to Lessee, Guarantor and/or the Property are true, correct and complete in all material respects, there have been no amendments thereto since the date such items were prepared or delivered to Lessor, and no change has occurred to any such financial statements, financial data, documents and other information not disclosed in writing to Lessor, which would result in a Material Adverse Effect.
     G. Compliance with Anti-Terrorism, Embargo, Sanctions and Anti-Money Laundering Laws. Lessee, and to Lessee’s current actual knowledge, each of the Lessee Entities is not currently identified on the OFAC List, and is not a Person with whom a citizen of the United States is prohibited from engaging in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or executive order of the President of the United States. The Lessee has implemented procedures, and will consistently apply those procedures throughout the Lease Term, to ensure the foregoing representations and warranties remain true and correct during the Lease Term.
     H. Solvency. There is no contemplated, pending or threatened Insolvency Event or similar proceedings, whether voluntary or involuntary, affecting Lessee, or to Lessee’s current actual knowledge, its shareholders or Affiliates. Lessee does not have unreasonably small capital to conduct its business.
     I. Ownership. Neither Lessee nor any Affiliate of Lessee that actually or constructively owns ten percent (10%) or more of the outstanding capital stock of Lessor owns, directly or indirectly, (i) ten percent (10%) or more of the total combined voting power of all classes of voting capital stock of Lessee, or (ii) ten percent (10%) or more of the total value of all classes of capital stock of Lessee.
     7. Rentals To Be Net to Lessor. The Base Annual Rental payable hereunder shall be net to Lessor, so that this Lease shall yield to Lessor the Rentals specified during the Lease Term, and all Costs and obligations of every kind and nature whatsoever relating to the Property shall be performed and paid by Lessee.
     8. Taxes and Assessments. Lessee shall pay, prior to the earlier of delinquency or the accrual of interest on the unpaid balance, all taxes and assessments of every type or nature assessed against or imposed upon the Property or Lessee during the Lease Term, including without limitation, all taxes or assessments upon the Property or any part thereof and upon any personal property, trade fixtures and improvements located on the Property, whether belonging to Lessor or Lessee, or any tax or charge levied in lieu of such taxes and assessments; all taxes, charges, license fees and or similar fees imposed by reason of the use of the Property by Lessee; and all excise, transaction, privilege, license, sales, use and other taxes upon the Rental or other Monetary Obligations hereunder, the leasehold estate of either party or the activities of either party pursuant to this Lease.
     Within thirty (30) days after each tax and assessment payment is required by this Section to be paid, Lessee shall, upon prior written request of Lessor, provide Lessor with evidence reasonably satisfactory to Lessor that such payment was made in a timely fashion. Lessee may, at its own expense, contest or cause to be contested (in the case of any item involving more than $10,000.00, after prior written notice to Lessor), by appropriate legal proceedings conducted in good faith and with due diligence, any above-described item or lien with respect thereto, including, without limitation, the amount or validity or application, in whole or in part, of any such item, provided that (A) neither the Property nor any interest therein would be in any danger of being sold, forfeited or lost by reason of such proceedings, (B) no Event of Default has occurred, and (C) Lessee shall promptly provide Lessor with copies of all notices received or delivered by Lessee and filings made by Lessee in connection with such proceeding.
     9. Utilities. Lessee shall be responsible for and shall pay, or cause to be paid, all charges or fees related to the connection and use of water, gas, electricity, telephone, garbage collection, sewer use and other utility services supplied to the Property during the Lease Term. Under no circumstances shall Lessor be responsible for the provision of utility services to the Property or for any interruption thereof.
     10. Insurance. Throughout the Lease Term, Lessee shall maintain, with respect to the Property, at its sole expense, the following types and amounts of insurance (which may be included under a blanket insurance policy if all the other terms hereof are satisfied), in addition to such other insurance as Lessor may reasonably require from time to time:
     A. Insurance against loss, damage or destruction by fire and other casualty, including theft, vandalism and malicious mischief, flood (if the Property is in a location designated by the Federal Emergency Management Administration as a Special Flood Hazard Area), earthquake (if the Property is in an area subject to destructive earthquakes within recorded history), boiler explosion (if there is any boiler upon the Property), plate glass breakage, sprinkler damage (if the Property has a sprinkler system), all matters covered by a special coverage endorsement commonly known as an “all-risk” endorsement and such other risks as Lessor may reasonably require, insuring the Property for not less than 100% of its full insurable replacement cost.
     B. Comprehensive general liability and property damage insurance, including a products liability clause, covering Lessor and Lessee against bodily injury liability, property damage liability and automobile bodily injury and property damage liability, including without limitation any liability arising out of the ownership, maintenance, repair, condition or operation of the Property or adjoining ways, streets, parking lots or sidewalks. Such insurance policy or policies shall contain a broad form contractual liability endorsement under which the insurer agrees to insure Lessee’s obligations under Section 15 hereof to the extent insurable, and a “severability of interest” clause or endorsement which precludes the insurer from denying the claim of Lessee or Lessor because of the negligence or other acts of the other, shall be in amounts of not less than $1,000,000.00 per injury and occurrence with respect to any insured liability, whether for personal injury or property damage, or such higher limits as Lessor may reasonably require from time to time, and shall be of form and substance satisfactory to Lessor.
     C. State Worker’s Compensation insurance in the statutorily mandated limits.
     D. Business income insurance or rental interruption insurance, as requested by Lessor, equal to 100% of the Base Annual Rental for a period of not less than six months.

All insurance policies shall:
     (i) Provide for a waiver of subrogation by the insurer as to claims against Lessor, its employees and agents, and provide that the insurer shall not deny a claim and that such insurance cannot be unreasonably cancelled, invalidated or suspended on account of the conduct of Lessee, its officers, directors, employees or agents, or anyone acting for Lessee or any subtenant or other occupant of the Property;
     (ii) Provide that any “no other insurance” clause in the insurance policy shall exclude any policies of insurance maintained by Lessor and that the insurance policy shall not be brought into contribution with insurance maintained by Lessor;
     (iii) Contain a standard without contribution mortgage clause endorsement in favor of any lender designated by Lessor;
     (iv) Provide that the policy of insurance shall not be terminated, cancelled or substantially modified without at least thirty (30) days’ prior written notice to Lessor and to any lender covered by any standard mortgage clause endorsement;
     (v) Provide that the insurer shall not have the option to restore the Property if Lessor elects to terminate this Lease in accordance with the terms hereof; and
     (vi) Be issued by insurance companies licensed to do business in the State and which are rated A:VI or better by Best’s Insurance Guide or are otherwise approved by Lessor.
     It is expressly understood and agreed that the foregoing minimum limits of insurance coverage shall not limit the liability of Lessee for its acts or omissions as provided in this Lease. All insurance policies (with the exception of worker’s compensation insurance to the extent not available under statutory law) shall designate Lessor, and its respective successors and assigns, and any mortgagee of Lessor as additional insureds as their interests may appear and shall be payable as set forth in Section 18 hereof. All such policies shall be written as primary policies, with deductibles not to exceed $100,000.00. Lessee shall procure policies for all insurance for periods of not less than one year and shall provide to Lessor and any servicer or lender of Lessor certificates of insurance or, upon Lessor’s request, duplicate originals of insurance policies evidencing that insurance satisfying the requirements of this Lease is in effect at all times.
     11. Tax and Insurance Impound. Upon the occurrence of an Event of Default, in addition to any other remedies, Lessor may require Lessee to pay to Lessor sums which will provide an impound account (which shall not be deemed a trust fund) for paying up to the next one year of taxes, assessments and/or insurance premiums. Upon such requirement, Lessor will estimate the amounts needed for such purposes and will notify Lessee to pay the same to Lessor in equal monthly installments, as nearly as practicable, in addition to all other Monetary Obligations due under this Lease. Should additional funds be required at any time, Lessee shall pay the same to Lessor within five (5) business days of demand. Lessee shall advise Lessor of all taxes and insurance bills which are due and shall cooperate fully with Lessor in assuring that the same are paid. Lessor may deposit all impounded funds in accounts insured by any federal or state agency and may commingle such funds with other funds and accounts of Lessor. Interest or other gains from such funds, if any, shall be the sole property of Lessor. In the event of any default by Lessee, Lessor may apply all impounded funds against any sums due from Lessee to Lessor. Lessor shall give to Lessee an annual accounting showing all credits and debits to and from such impounded funds received from Lessee.
     12. Compliance With Laws, Restrictions, Covenants and Encumbrances.
     A. Compliance. Lessee’s use and occupation of the Property, and the condition thereof, shall, at Lessee’s sole cost and expense, comply fully with all Legal Requirements and all restrictions, covenants and encumbrances of record with respect to the Property, in either event, the failure with which to comply could have a Material Adverse Effect. Without in any way limiting the foregoing provisions, Lessee shall comply with all Legal Requirements relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect. Upon the Lessor’s written request from time to time during the Lease Term, Lessee shall certify in writing to Lessor that Lessee’s representations, warranties and obligations under Section 6.G and this Section 12.A remain true and correct and have not been breached. Lessee shall immediately notify Lessor in writing if it becomes aware that any of such representations, warranties or covenants are no longer true or have been breached or if Lessee has a reasonable basis to believe that they may no longer be true or have been breached. In connection with such an event, Lessee shall comply with all Legal Requirements and directives of Governmental Authorities and, at Lessor’s request, provide to Lessor copies of all notices, reports and other communications exchanged with, or received from, Governmental Authorities relating to such an event. Lessee shall also reimburse Lessor for all Costs incurred by Lessor in evaluating the effect of such an event on the Property and this Lease, in obtaining any necessary license from Governmental Authorities as may be necessary for Lessor to enforce its rights under the Transaction Documents, and in complying with all Legal Requirements applicable to Lessor as the result of the existence of such an event and for any penalties or fines imposed upon Lessor as a result thereof.
     B. Acts Resulting in Increased Insurance Rates. Lessee will use its best efforts to prevent any act or condition to exist on or about the Property which will materially increase any insurance rate thereon, except when such acts are required in the normal course of its business and Lessee shall pay for such increase.
     C. ADA. Without limiting the generality of the other provisions of this Section, Lessee agrees that it shall be responsible for complying in all respects with the Americans with Disabilities Act of 1990, as such act may be amended from time to time, and all regulations promulgated thereunder (collectively, the “ADA”), as it affects the Property. Lessee agrees that it will defend, indemnify and hold harmless the Indemnified Parties from and against any and all Losses caused by, incurred or resulting from Lessee’s failure to comply with its obligations under this Section.

     D. Environmental.
     (i) Representations and Warranties. Lessee represents and warrants to Lessor, which representations and warranties shall survive the execution and delivery of this Lease, as follows:
     (1) To Lessee’s current actual knowledge, and except as set forth on Exhibit C attached hereto, the Property and Lessee are not in violation of or subject to, any pending or, to Lessee’s current actual knowledge, threatened investigation or inquiry by any Governmental Authority or to any remedial obligations under any Environmental Laws that could have a Material Adverse Effect, nor has Lessee received any written or oral notice or other communication from any Person (including but not limited to a Governmental Authority) with respect to the Property relating to (I) Hazardous Materials or Remediation thereof; (II) possible liability of any Person pursuant to any Environmental Law; (III) other environmental conditions; or (IV) any actual or potential administrative or judicial proceedings in connection with any of the foregoing that could have a Material Adverse Effect. The foregoing representations and warranties would continue to be true and correct following disclosure to the applicable Governmental Authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Property.
     (2) To Lessee’s current actual knowledge, except to the extent set forth on Exhibit C attached hereto, (I) all uses and operations on or of the Property, whether by Lessee or any other Person, have been in compliance with all Environmental Laws and environmental permits issued pursuant thereto; (II) there have been no Releases in, on, under or from the Property, or from other property migrating toward the Property, except in Permitted Amounts; (III) there are no Hazardous Materials in, on, or under the Property, except in Permitted Amounts; (IV) the Property has been kept free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law (the “Environmental Liens”); and (V) Lessee has not allowed any other tenant or other user of the Property to do any act that materially increased the dangers to human health or the environment, posed an unreasonable risk of harm to any Person (whether on or off the Property), impaired the value of the Property in any material respect, is contrary to any requirement set forth in the insurance policies maintained by Lessor, constituted a public or private nuisance, constituted waste, or violated any covenant, condition, agreement or easement applicable to the Property.
     (ii) Covenants.
     (1) Lessee covenants to Lessor during the Lease Term, subject to the limitations of subsection (2) below, as follows:

     (I) The Property and Lessee shall not be (a) in violation of any Remediation required by any Governmental Authority or (b) subject to any Remediation obligations under any Environmental Laws. Lessee shall not be in violation of any investigation or inquiry by any Governmental Authority.
     (II) All uses and operations on or of the Property, whether by Lessee or any other Person, shall be in compliance with all Environmental Laws and permits issued pursuant thereto.
     (III) There shall be no Releases in, on, under or from the Property, except in Permitted Amounts.
     (IV) There shall be no Hazardous Materials in, on or under the Property, except in Permitted Amounts.
     (V) Lessee shall keep the Property or cause the Property to be kept free and clear of all Environmental Liens, whether due to any act or omission of Lessee or any other Person.
     (VI) Lessee shall not do or allow any other tenant or other user of the Property to do any act that (a) materially increases the dangers to human health or the environment, (b) poses an unreasonable risk of harm to any Person (whether on or off the Property), (c) has a Material Adverse Effect, (d) is contrary to any material requirement set forth in the insurance policies maintained by Lessee, (e) constitutes a public or private nuisance or constitutes waste, or (f) violates any covenant, condition, agreement or easement applicable to the Property.
     (2) Notwithstanding any provision of this Lease to the contrary, an Event of Default shall not be deemed to have occurred as a result of the failure of Lessee to satisfy any one or more of the covenants set forth in subsections (I) through (VI) above provided that Lessee shall be in compliance with the requirements of any Governmental Authority with respect to the Remediation of any Release at the Property.
     (iii) Notification Requirements. Lessee shall immediately notify Lessor in writing upon Lessee obtaining actual knowledge of (1) any Releases or Threatened Releases in, on, under or from the Property other than in Permitted Amounts, or migrating towards the Property; (2) any non-compliance with any Environmental Laws related in any way to the Property; (3) any actual or potential Environmental Lien; (4) any required or proposed Remediation of environmental conditions relating to the Property required by applicable Governmental Authorities; and (5) any written or oral notice or other communication which Lessee becomes aware from any source whatsoever (including but not limited to a Governmental Authority) relating in any way to Hazardous Materials or Remediation thereof at or on the Property, other than in

Permitted Amounts, possible liability of any Person relating to the Property pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Section. Lessee shall, upon Lessor’s written request, deliver to Lessor a certificate stating that Lessee is and has been in full compliance with all of the environmental representations, warranties and covenants in this Lease.
     (iv) Remediation. Lessee shall, at its sole cost and expense, and without limiting any other provision of this Lease, effectuate any Remediation required by any Governmental Authority of any condition (including, but not limited to, a Release) in, on, under or from the Property and take any other reasonable action deemed necessary by any Governmental Authority for protection of human health or the environment. Should Lessee fail to undertake such Remediation in accordance with the preceding sentence, Lessor, after written notice to Lessee and Lessee’s failure to immediately undertake such Remediation, shall be permitted to complete such Remediation, and all reasonable Costs incurred in connection therewith shall be paid by Lessee.
     (v) Indemnification. Lessee shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless each of the Indemnified Parties from and against any and all Losses, including, but not limited to, all Costs of Remediation (whether or not performed voluntarily), arising out of or in any way relating to any Environmental Laws, Hazardous Materials or other environmental matters concerning the Property. It is expressly understood and agreed that Lessee’s obligations under this Section shall survive the expiration or earlier termination of this Lease for any reason.
     13. Condition of Property; Maintenance. Lessee hereby accepts the Property “AS IS” and “WHERE IS” with no representation or warranty of Lessor as to the condition thereof. The Property shall be kept in good, clean, sanitary and working condition, and Lessee shall at all times at its own expense maintain, repair and replace, as necessary, the Property, including all portions of the Property, whether or not the Property was in such condition on the Effective Date.
     14. Waste; Alterations and Improvements. Lessee shall not commit actual or constructive waste upon the Property. During the Lease Term, Lessee shall not alter the exterior, structural, plumbing or electrical elements of the Property in any manner without the consent of Lessor, which consent shall not be unreasonably withheld or conditioned; provided, however, Lessee may undertake nonstructural alterations to the Property, individually, costing less than $100,000.00 without Lessor’s prior written consent. If Lessor’s consent is required hereunder and Lessor consents to the making of any such alterations, the same shall be made by Lessee at Lessee’s sole expense by a licensed contractor and according to plans and specifications approved by Lessor and subject to such other conditions as Lessor shall require. Any work at any time commenced by Lessee on the Property shall be prosecuted diligently to completion, shall be of good workmanship and materials and shall comply fully with all the terms of this Lease. Upon completion of any alterations, Lessee shall promptly provide Lessor with (A) evidence of full payment to all laborers and materialmen contributing to the alterations, (B) an architect’s certificate certifying the alterations to have been completed in conformity with the plans and specifications, (C) a certificate of occupancy (if the alterations are of such a nature as would require the issuance of a certificate of occupancy), and (D) any other documents or information reasonably requested by Lessor. Lessee shall execute and file or record, as appropriate, a “Notice of Non-Responsibility,” or any equivalent notice permitted under applicable law in the State. Any addition to or alteration of the Property shall be deemed a part of the Property and belong to Lessor, and Lessee shall execute and deliver to Lessor such instruments as Lessor may require to evidence the ownership by Lessor of such addition or alteration.
     15. Indemnification. Lessee shall indemnify, protect, defend and hold harmless each of the Indemnified Parties from and against any and all Losses (excluding Losses suffered by an Indemnified Party arising out of such Indemnified Party’s negligence or intentional misconduct) caused by, incurred or resulting from Lessee’s use and occupancy of the Property, whether relating to its original design or construction, latent defects, alteration, maintenance, use by Lessee or any Person thereon, supervision or otherwise, or from any breach of, default under, or failure to perform, any term or provision of this Lease by Lessee, its officers, employees, agents or other Persons. It is expressly understood and agreed that Lessee’s obligations under this Section shall survive the expiration or earlier termination of this Lease for any reason. Lessor shall indemnify, defend and hold harmless Lessee and its directors, officers, shareholders, partners, members, employees agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns, including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of the assets and business of Lessee (“Lessee Indemnified Parties”) from and against any and all Losses (excluding Losses suffered by such Lessee Indemnified Parties arising out of such Lessee’s Indemnified Parties’ negligence or intentionally misconduct) arising from any default by Lessor of this Lease.
     16. Quiet Enjoyment. So long as Lessee shall pay the Rental and other Monetary Obligations herein provided and shall keep and perform all of the terms, covenants and conditions on its part herein contained, Lessee shall have, subject and subordinate to Lessor’s rights herein, the right to the peaceful and quiet occupancy of the Property.
     17. Inspection. Lessor and its authorized representatives shall have the right, at all reasonable times and upon giving reasonable prior notice (except in the event of an emergency, in which case no prior notice shall be required), to enter the Property or any part thereof and inspect the same. Lessee hereby waives any claim for damages for any injury or inconvenience to or interference with Lessee’s business, any loss of occupancy or quiet enjoyment of the Property and any other loss occasioned by such entry, but, subject to Section 37, excluding damages arising as a result of the negligence or intentional misconduct of Lessor.
     18. Condemnation and Casualty.
     A. Notification. Lessee shall promptly give Lessor and any mortgagee (if required by the terms of any applicable mortgage or deed of trust and Lessee has received notice thereof) written notice of (i) any Condemnation of the Property or any part thereof, (ii) the commencement of any proceedings or negotiations which might result in a Condemnation of the Property or any part thereof, and (iii) any Casualty to the Property or any part thereof. Such notice shall provide a general description of the nature and extent of such Condemnation, proceedings, negotiations or Casualty, and shall include copies of any documents or notices received in connection therewith. Thereafter, Lessee shall promptly send Lessor copies of all notices, correspondence and pleadings relating to any such Condemnation, proceedings, negotiations or Casualty.
     B. Partial Condemnation or Casualty. Except as otherwise provided in Section 18.C, in the event of a Condemnation which is not a Total Condemnation or a Temporary Condemnation (“Partial Condemnation”), or a Casualty which is not a Total Casualty (a “Partial Casualty”), all Net Awards shall be paid to Lessor. In the event of a Partial Condemnation or a Partial Casualty, Lessor shall have the option to terminate this Lease by notifying Lessee in writing within thirty (30) days after Lessee gives Lessor notice of such Partial Condemnation or Partial Casualty or that title has vested in the condemning authority, or to continue this Lease in effect, which election shall be evidenced by either a notice from Lessor to Lessee, or Lessor’s failure to notify Lessee in writing that Lessor has elected to terminate this Lease within such thirty (30) day period. Lessee shall have a period of sixty (60) days after receipt of the Lessor’s notice to terminate referenced above during which to elect, despite such Lessor notice of termination, to continue this Lease on the terms herein provided. If Lessee does not elect to continue this Lease or shall fail during such sixty (60) day period to notify Lessor of Lessee’s intent to continue this Lease, then this Lease shall terminate as of the last day of the month during which such sixty (60) day period expired. Lessee shall vacate and surrender the Property by such termination date, in accordance with the provisions of this Lease, and all obligations of either party hereunder shall cease as of the date of termination (provided, however, Lessee’s obligations to the Indemnified Parties under any indemnification provisions of this Lease and Lessee’s obligations to pay Rental and all other Monetary Obligations (whether payable to Lessor or a third party) accruing under this Lease prior to the date of termination shall survive such termination). In such event, Lessor may retain all Net Awards related to the Partial Condemnation or Partial Casualty, and Lessee shall immediately pay Lessor an amount equal to the insurance deductible applicable to any Partial Casualty.
     If Lessor elects not to terminate this Lease, or if Lessor elects to terminate this Lease (as provided above) but Lessee elects to continue this Lease, then this Lease shall continue in full force and effect on the following terms: all Rental and other Monetary Obligations due under this Lease shall continue unabated, and Lessee shall promptly commence and diligently prosecute restoration of the Property to the same condition, as nearly as practicable, as prior to such Partial Condemnation or Partial Casualty as approved by Lessor. As the restoration of the Property progresses, upon the written request of Lessee (accompanied by evidence reasonably satisfactory to Lessor that such amount has been paid or is due and payable and is properly part of such costs and that Lessee has complied with the terms of Section 13 in connection with the restoration), Lessor shall promptly make available in installments, subject to reasonable conditions for disbursement imposed by Lessor, an amount up to but not exceeding the amount of any Net Award received by Lessor with respect to such Partial Condemnation or Partial Casualty. Prior to the disbursement of any portion of the Net Award with respect to a Partial Casualty, Lessee shall provide evidence reasonably satisfactory to Lessor of the payment of restoration expenses by Lessee up to the amount of the insurance deductible applicable to such Partial Casualty. Lessee shall be entitled to keep any portion of the

Net Award which may be in excess of the cost of restoration, and Lessee shall bear all additional Costs of such restoration in excess of the Net Award.
     C. Total Condemnation and Total Casualty. In the event of a Condemnation of all or substantially all of the Property or a Partial Condemnation, in either event that results in Lessee making a good faith determination that the restoration and continued use of the remainder of the Property as a Permitted Facility would be uneconomic (collectively, a “Total Condemnation”), or a Casualty of all or substantially all of the Property or a Partial Casualty, in either event that results in Lessee making a good faith determination that the restoration and continued use of the Property as a Permitted Facility would be uneconomic (collectively, a “Total Casualty”), then, in such event:
     (i) Awards. Lessor shall be entitled to receive the entire Net Award in connection therewith without deduction for any estate vested in Lessee by this Lease, and Lessee hereby expressly assigns to Lessor all of its right, title and interest in and to every such Net Award and agrees that Lessee shall not be entitled to any Net Award or other payment for the value of Lessee’s leasehold interest in this Lease. Lessee shall be entitled to claim and receive any award or payment from the condemning authority expressly granted for the taking of the Lessee Personalty, any insurance proceeds with respect to the Lessee Personalty, the interruption of its business and moving expenses, but only if such claim or award does not adversely affect or interfere with the prosecution of Lessor’s claim for the Total Condemnation or Total Casualty or otherwise reduce the amount recoverable by Lessor for the Total Condemnation.
     (ii) Option To Terminate. Lessee shall have the right to terminate this Lease by notice (the “Termination Notice”) given to Lessor not later than thirty (30) days after the Total Condemnation or Total Casualty, as applicable. The Termination Notice must: (1) specify a date on which this Lease shall terminate, which date shall be the last day of a calendar month occurring not earlier than one hundred twenty (120) days and not later than one hundred fifty (150) days after the delivery of such notice (the “Early Termination Date”); (2) contain a certificate executed by a manager of Lessee which (I) describes the Total Condemnation or Total Casualty, and (II) represents and warrants that either all of the Property has been taken, damaged or destroyed, or that substantially all of the Property has been taken, damaged or destroyed, and Lessee has determined in good faith that the restoration and continued use of the remainder of the Property as a Permitted Facility would be uneconomic; and (3) if the Early Termination Date shall occur prior to the commencement of any Extension Options which may be exercised pursuant to Section 3, contain an irrevocable rejectable written offer (the “Rejectable Offer”) of Lessee to purchase Lessor’s interest in the Property and in the Net Award for the Total Condemnation or Total Casualty, as applicable, on the Early Termination Date for a purchase price (the “Loss Value”) equal to the greater of the fair market value of the Property as of the Early Termination Date, or Lessor’s Total Investment.
     (iii) Early Termination Date. If the Early Termination Date shall occur prior to the commencement of any Extension Options which may be exercised pursuant to Section 3, Lessor shall have sixty (60) days from the delivery of the Termination Notice to deliver to Lessee written notice of its election to either accept or reject any Rejectable Offer contained in the Termination Notice. Lessor’s failure to deliver such notice within such time period shall be deemed to constitute Lessor’s acceptance of the applicable Rejectable Offer.
     (iv) Lessor Acceptance of Rejectable Offer. If Lessor accepts or is deemed to have accepted the Rejectable Offer, then on the Early Termination Date or such other date as the parties may mutually agree in writing, Lessor shall sell and convey, and Lessee shall purchase for the applicable Loss Value, Lessor’s interest in the Property and the Net Award. Lessee’s obligations under this Lease shall not be terminated until the applicable Loss Value and all Rental and other Monetary Obligations due and payable under this Lease prior to the Early Termination Date, or such other date as the parties may mutually agree in writing, are paid in full. Upon such payment, (1) Lessor shall convey the Property to Lessee “as-is” by special warranty deed, subject to all matters of record, except for consensual liens, encumbrances or other interests granted by Lessor (other than those granted by Lessor at the request of Lessee), and without representations other than those required by applicable Law; and (2) all obligations of either party hereunder with respect to the Property shall cease as of the Early Termination Date, provided, however, Lessee’s obligations to the Indemnified Parties under any indemnification provisions of this Lease and Lessee’s obligations to pay any Monetary Obligations (whether payable to Lessor or a third party) accruing under this Lease prior to the Early Termination Date shall survive the termination of this Lease.
     (v) Lessor Rejection of Rejectable Offer. If Lessor rejects the Rejectable Offer or if the Early Termination Date shall occur after the commencement of any Extension Options exercised pursuant to Section 3, then (1) the Net Award shall be paid to and belong to Lessor; (2) on the Early Termination Date, Lessee shall pay to Lessor all Rental and other Monetary Obligations then due and payable under this Lease; and (3) all obligations of either party hereunder shall cease as of the Early Termination Date; provided, however, Lessee’s obligations to the Indemnified Parties under any indemnification provisions of this Lease and Lessee’s obligations to pay any sums (whether payable to Lessor or a third party) accruing under this Lease prior to the Early Termination Date shall survive the termination of this Lease.
     D. Payment of Costs. Lessee shall be solely responsible for the payment of all Costs incurred in connection with the conveyance of the Property to Lessee pursuant to this Section 18, including, without limitation, to the extent applicable, the cost of title insurance, survey charges, stamp taxes, mortgage taxes, transfer fees, escrow and recording fees, taxes imposed on Lessor as a result of such conveyance, taxes imposed in connection with the transfer of the Property to Lessee or the termination of this Lease pursuant to the provisions of this Section 18, Lessee’s attorneys’ fees, and the reasonable attorneys’ fees and expenses of counsel to Lessor.

     E. Insurance. Any loss under any property damage insurance required to be maintained by Lessee shall be adjusted by Lessor and Lessee. Any award relating to a Total Condemnation or a Partial Condemnation shall be adjusted by Lessor or, at Lessor’s election, Lessee. Notwithstanding the foregoing or any other provisions of this Section 18 to the contrary, if at the time of any Condemnation or any Casualty or at any time thereafter an Event of Default shall have occurred and be continuing, Lessor is hereby authorized and empowered but shall not be obligated, in the name and on behalf of Lessee and otherwise, to file and prosecute Lessee’s claim, if any, for a Net Award on account of such Condemnation or such Casualty and to collect such Net Award and apply the same to the curing of such Event of Default and any other then existing Event of Default under this Lease and/or to the payment of any amounts owed by Lessee to Lessor under this Lease, in such order, priority and proportions as Lessor in its discretion shall deem proper.
     F. Lessee Obligation in Event of Casualty. During all periods of time following a Casualty, Lessee shall take reasonable steps to ensure that the Property is secure and does not pose any risk of harm to any adjoining property and Persons (including owners or occupants of such adjoining property).
     G. No Limitations. Notwithstanding the foregoing, nothing in this Section 18 shall be construed as limiting or otherwise adversely affecting the representations, warranties, covenants and characterizations set forth in Lease.
     19. Fair Market Value. With respect to the determination of fair market value for any purpose under this Lease, if the parties are unable to agree upon the fair market value, Lessee shall, at Lessee’s sole expense, nominate to Lessor a list of not less than three independent MAI appraisers from national companies who have offices in at least five states and who are experienced with appraising property similar to the Property and Lessor shall select one such appraiser. In determining the fair market value of the Property, the appraiser shall utilize the cost, income and sales comparison approaches to value. The highest amount which results from the calculation of each of the cost approach, the income approach, and the sales comparison approach, all as determined in accordance with the provisions of this Section, shall constitute the fair market value of the Property.
     20. Default, Conditional Limitations, Remedies and Measure of Damages.
     A. Each of the following shall be an event of default by Lessee under this Lease (each, an “Event of Default”):
     (i) if any representation or warranty of Lessee set forth in this Lease is false in any material respect, or if Lessee renders any false statement or account;
     (ii) if any Rental or other Monetary Obligation due under this Lease is not paid when due and such failure continues for a period of ten (10) days after receipt of notice thereof by Lessee (provided that in no event shall Lessor be required to give more than two such notices in any calendar year if such failure to pay is the principal responsibility of Lessee);

     (iii) if Lessee fails to pay, prior to delinquency, any taxes, assessments or other charges the failure of which to pay will result in the imposition of a lien against the Property;
     (iv) if there is an Insolvency Event;
     (v) if Lessee vacates or abandons the Property;
     (vi) if Lessee fails to observe or perform any of the other covenants, conditions or obligations of Lessee in this Lease; provided, however, if any such failure does not involve the payment of any Monetary Obligation, is not willful or intentional, does not place any rights or property of Lessor in immediate jeopardy, and is within the reasonable power of Lessee to promptly cure, all as determined by Lessor in its reasonable discretion, then such failure shall not constitute an Event of Default hereunder, unless otherwise expressly provided herein, unless and until Lessor shall have given Lessee notice thereof and a period of thirty (30) days shall have elapsed, during which period Lessee may correct or cure such failure, upon failure of which an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required. If such failure cannot reasonably be cured within such thirty (30) day period, as determined by Lessor in its reasonable discretion, and Lessee is diligently pursuing a cure of such failure, then Lessee shall have a reasonable period to cure such failure beyond such thirty (30) day period, which shall in no event exceed ninety (90) days after receiving notice of such failure from Lessor. If Lessee shall fail to correct or cure such failure within such ninety (90) day period an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required;
     (vii) if a final, nonappealable judgment is rendered by a court against Lessee which has a Material Adverse Effect, or which does not have a Material Adverse Effect but which is in the amount of $100,000.00 or more, and in either event is not discharged or provision made for such discharge within ninety (90) days from the date of entry thereof;
     (viii) if Lessee shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution;
     (ix) if the estate or interest of Lessee in the Property shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such process shall not be vacated or discharged within ninety (90) days after it is made; or
     (x) if there is an “Event of Default” or other breach or default by Lessee under any of the other Transaction Documents or any Other Agreement, after the passage of all applicable notice and cure or grace periods.
     B. Upon the occurrence of an Event of Default, with or without notice or demand, except as otherwise expressly provided herein or such other notice as may be required by statute and cannot be waived by Lessee, Lessor shall be entitled to exercise, at its option, concurrently, successively, or in any combination, all remedies available at law or in equity, including without limitation, any one or more of the following:
     (i) To terminate this Lease, whereupon Lessee’s right to possession of the Property shall cease and this Lease, except as to Lessee’s liability, shall be terminated.
     (ii) To the extent not prohibited by applicable law, to reenter and take possession of the Property (or any part thereof), any or all personal property or fixtures of Lessee upon the Property and, to the extent permissible, all franchises, licenses, area development agreements, permits and other rights or privileges of Lessee pertaining to the use and operation of the Property, and to expel Lessee and those claiming under or through Lessee, without being deemed guilty in any manner of trespass or becoming liable for any loss or damage resulting therefrom, without resort to legal or judicial process, procedure or action. No notice from Lessor hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Lessor to terminate this Lease unless such notice specifically so states. If Lessee shall, after default, voluntarily give up possession of the Property to Lessor, deliver to Lessor or its agents the keys to the Property, or both, such actions shall be deemed to be in compliance with Lessor’s rights and the acceptance thereof by Lessor or its agents shall not be deemed to constitute a termination of the Lease. Lessor reserves the right following any reentry and/or reletting to exercise its right to terminate this Lease by giving Lessee written notice thereof, in which event this Lease will terminate.
     (iii) To bring an action against Lessee for any damages sustained by Lessor or any equitable relief available to Lessor and to the extent not prohibited by applicable law, to seize all personal property or fixtures upon the Property which Lessee owns or in which it has an interest, in which Lessor shall have a landlord’s lien and/or security interest, and to dispose thereof in accordance with the laws prevailing at the time and place of such seizure or to remove all or any portion of such property and cause the same to be stored in a public warehouse or elsewhere at Lessee’s sole expense, without becoming liable for any loss or damage resulting therefrom and without resorting to legal or judicial process, procedure or action.
     (iv) To relet the Property or any part thereof for such term or terms (including a term which extends beyond the original Lease Term), at such rentals and upon such other terms as Lessor, in its sole discretion, may determine, with all proceeds received from such reletting being applied to the Rental and other Monetary Obligations due from Lessee in such order as Lessor may, in it sole discretion, determine, which other Monetary Obligations include, without limitation, all repossession costs, brokerage commissions, attorneys’ fees and expenses, alteration, remodeling and repair costs and expenses of preparing for such reletting. Except to the extent required by applicable Law, Lessor shall have no obligation to relet the Property or any part thereof and shall in no event be liable for refusal or failure to relet the Property or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon such reletting, and no such refusal or failure shall operate to relieve Lessee of any liability under this Lease or otherwise to affect any such liability. Lessor reserves the right following any reentry and/or reletting to exercise its right to terminate this Lease by giving Lessee written notice thereof, in which event this Lease will terminate as specified in said notice.
     (v) To accelerate and recover from Lessee all Rental and other Monetary Obligations due and owing and scheduled to become due and owing under this Lease both before and after the date of such breach for the entire original scheduled Lease Term.
     (vi) To recover from Lessee all Costs paid or incurred by Lessor as a result of such breach, regardless of whether or not legal proceedings are actually commenced.
     (vii) To immediately or at any time thereafter, and with or without notice, at Lessor’s sole option but without any obligation to do so, correct such breach or default and charge Lessee all Costs incurred by Lessor therein. Any sum or sums so paid by Lessor, together with interest at the Default Rate, shall be deemed to be Additional Rental hereunder and shall be immediately due from Lessee to Lessor. Any such acts by Lessor in correcting Lessee’s breaches or defaults hereunder shall not be deemed to cure said breaches or defaults or constitute any waiver of Lessor’s right to exercise any or all remedies set forth herein.
     (viii) To immediately or at any time thereafter, and with or without notice, except as required herein, set off any money of Lessee held by Lessor under this Lease or any other Transaction Document or any Other Agreement against any sum owing by Lessee hereunder.
     All powers and remedies given by this Section to Lessor, subject to applicable Law, shall be cumulative and not exclusive of one another or of any other right or remedy or of any other powers and remedies available to Lessor under this Lease, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements of Lessee contained in this Lease, and no delay or omission of Lessor to exercise any right or power accruing upon the occurrence of any Event of Default shall impair any other or subsequent Event of Default or impair any rights or remedies consequent thereto. Every power and remedy given by this Section or by Law to Lessor may be exercised from time to time, and as often as may be deemed expedient, by Lessor, subject at all times to Lessor’s right in its sole judgment to discontinue any work commenced by Lessor or change any course of action undertaken by Lessor.
     C. Notwithstanding any provision in this Lease to the contrary, upon the occurrence of an Event of Default by Lessee, Lessor, in exercising its rights and remedies hereunder, shall not be permitted to interfere with classes conducted upon the Property or to remove students residing at the Property prior to end of the applicable school semester.

     D. In the event Lessor breaches or fails to perform any term or provision of this Lease, and if Lessor fails to cure the default within thirty (30) days after written notice thereof by Lessee, then Lessee shall be entitled either to (a) cure the default by taking whatever action necessary or (b) pursue any remedy available to Lessee at law or in equity. Notwithstanding the foregoing, Lessee shall not have the preceding rights in the event Lessor takes action to cure the default within the 30-day period but is unable, by reason of the nature of the work involved, to cure the default within such period, provided Lessor continues to work thereafter diligently and without unnecessary delays. Lessee shall have the right to remedy any default of an emergency nature without notice (if the giving of notice is not reasonably practical) in the event of an emergency.
     21. Mortgage, Subordination and Attornment. Lessor’s interest in this Lease and/or the Property shall not be subordinate to any liens or encumbrances placed upon the Property by or resulting from any act of Lessee, and nothing herein contained shall be construed to require such subordination by Lessor. Lessee shall keep the Property free from any liens for work performed, materials furnished or obligations incurred by Lessee. NOTICE IS HEREBY GIVEN THAT LESSEE IS NOT AUTHORIZED TO PLACE OR ALLOW TO BE PLACED ANY LIEN, MORTGAGE, DEED OF TRUST, SECURITY INTEREST OR ENCUMBRANCE OF ANY KIND UPON ALL OR ANY PART OF THE PROPERTY OR LESSEE’S LEASEHOLD INTEREST THEREIN, AND ANY SUCH PURPORTED TRANSACTION SHALL BE VOID.
     This Lease at all times shall be subordinate to the lien of any and all ground leases, mortgages and trust deeds now or hereafter placed upon the Property by Lessor, and Lessee covenants and agrees to execute and deliver, upon demand, such further instruments subordinating this Lease to the lien of any or all such ground leases, mortgages or trust deeds as shall be desired by Lessor, or any present or proposed mortgagees under trust deeds, provided that any such mortgage, other security instrument or ground lease (or a separate instrument in recordable form duly executed by the holder of any such mortgage or other security instrument or the ground lessor and delivered to Lessee) shall provide for the recognition of this Lease and all of Lessee’s rights hereunder unless and until an Event of Default exists.
     If any mortgagee, receiver or other secured party elects to have this Lease and the interest of Lessee hereunder be superior to any such ground lease, mortgage or trust deed and evidences such election by notice given to Lessee, then this Lease and the interest of Lessee hereunder shall be deemed superior to any such ground lease, mortgage or trust deed, whether this Lease was executed before or after such ground lease, mortgage or trust deed and in that event such mortgagee, receiver or other secured party shall have the same rights with respect to this Lease as if it had been executed and delivered prior to the execution and delivery of such ground lease, mortgage or trust deed and had been assigned to such mortgagee, receiver or other secured party.
     Although the foregoing provisions shall be self-operative and no future instrument of subordination shall be required, upon request by Lessor, Lessee shall execute and deliver whatever instruments may be required for such purposes, and in the event Lessee fails so to do within fifteen (15) days after demand, Lessee does hereby make, constitute and irrevocably appoint Lessor as its agent and attorney-in-fact and in its name, place and stead so to do, which appointment shall be deemed coupled with an interest.

     In the event any purchaser or assignee of any mortgagee at a foreclosure sale acquires title to the Property, or in the event that any mortgagee or any assignee otherwise succeeds to the rights of Lessor as landlord under this Lease, Lessee shall attorn to mortgagee or such purchaser or assignee, as the case may be (a “Successor Lessor”), and recognize the Successor Lessor as lessor under this Lease, and, if the Successor Lessor in its sole discretion elects to recognize Lessee’s tenancy under this Lease, this Lease shall continue in full force and effect as a direct lease between the Successor Lessor and Lessee, provided that the Successor Lessor shall only be liable for any obligations of the Lessor under this Lease which accrue after the date that such Successor Lessor acquires title. The foregoing provision shall be self-operative and effective without the execution of any further instruments.
     Lessee shall give written notice to any lender or mortgagee of Lessor having a recorded lien upon the Property or any part thereof of which Lessee has been notified of any breach or default by Lessor of any of its obligations under this Lease and give such lender or mortgagee at least thirty (30) days beyond any notice period to which Lessor might be entitled to cure such default before Lessee may exercise any remedy with respect thereto. Upon request by Lessor, Lessee shall also provide Lessee’s and/or Guarantor’s most recent audited financial statements to Lessor or any such lender or mortgagee and certify the continuing accuracy of such financial statements in such manner as Lessor or such lender or mortgagee may request.
     22. Estoppel Certificate. At any time, and from time to time, Lessee shall, promptly and in no event later than ten (10) business days after a request from Lessor or any lender or mortgagee of Lessor, execute, acknowledge and deliver to Lessor or such lender or mortgagee, as the case may be, a certificate in the form supplied by Lessor, certifying: (A) that Lessee has accepted the Property; (B) that this Lease is in full force and effect and has not been modified (or if modified, setting forth all modifications), or, if this Lease is not in full force and effect, the certificate shall so specify the reasons therefor; (C) the commencement and expiration dates of the Lease Term; (D) the date to which the Rentals have been paid under this Lease and the amount thereof then payable; (E) whether there are then any existing defaults by Lessor in the performance of its obligations under this Lease, and, if there are any such defaults, specifying the nature and extent thereof; (F) that no notice has been received by Lessee of any default under this Lease which has not been cured, except as to defaults specified in the certificate; (G) the capacity of the person executing such certificate, and that such person is duly authorized to execute the same on behalf of Lessee; (H) that neither Lessor nor any lender or mortgagee has actual involvement in the management or control of decision making related to the operational aspects or the day-to-day operation of the Property, including any handling or disposal of Hazardous Materials; and (I) any other information reasonably requested by Lessor or any lender or mortgagee, as the case may be. If Lessee shall fail or refuse to sign a certificate in accordance with the provisions of this Section within ten (10) days following a request by Lessor, Lessee irrevocably constitutes and appoints Lessor as its attorney-in-fact to execute and deliver the certificate to any such third party, it being stipulated that such power of attorney is coupled with an interest and is irrevocable and binding.
     23. Assignment.
     A. As a material inducement to Lessor’s willingness to complete the transactions contemplated by the Lease and the other Transaction Documents, Lessee hereby agrees that Lessor may, from time to time and at any time and without the consent of Lessee, engage in all or any combination of the following, or enter into agreements in connection with any of the following or in accordance with requirements that may be imposed by applicable securities, tax or other Laws: (i) the sale, assignment, grant, conveyance, transfer, financing, re-financing, purchase or re-acquisition of all, less than all or any portion of the Property, this Lease or any other Transaction Document, Lessor’s right, title and interest in this Lease or any other Transaction Document, the servicing rights with respect to any of the foregoing, or participations in any of the foregoing, or (ii) a Securitization and related transactions. Without in any way limiting the foregoing, the parties acknowledge and agree that Lessor, in its sole discretion, may assign this Lease or any interest herein to another Person (including without limitation, a taxable REIT subsidiary) in order to maintain Lessor’s status as a REIT. In the event of any such sale or assignment other than a security assignment, Lessee shall attorn to such purchaser or assignee (so long as Lessor and such purchaser or assignee notify Lessee in writing of such transfer and such purchaser or assignee expressly assumes in writing the obligations of the Lessor hereunder). At the request of Lessor, Lessee will execute such documents confirming the sale, assignment or other transfer and such other agreements as Lessor may reasonably request, provided that the same do not increase the liabilities and obligations of Lessee hereunder. Lessee shall not bear any Costs in connection with any sale or transfer of the Property. Lessor shall be relieved, from and after the date of such transfer or conveyance, of liability for the performance of any obligation of Lessor contained herein, except for obligations or liabilities accrued prior to such assignment or sale.
     B. Lessee acknowledges that Lessor has relied both on the business experience and creditworthiness of Lessee and upon the particular purposes for which Lessee intends to use the Property in entering into this Lease. Except as provided below, Lessee shall not assign, transfer, convey, pledge or mortgage this Lease or any interest therein, whether by operation of law or otherwise without the prior written consent of Lessor, which consent will not be unreasonably withheld, considering such matters as the experience of any assignee, the assumption by any assignee of all of Lessee’s obligations hereunder by undertakings enforceable by Lessor, the transfer to or procurement of all necessary licenses and franchises to an assignee in order to continue operating the Property for the purposes herein provided. At the time of any assignment of this Lease which is approved by Lessor, the assignee shall assume all of the obligations of Lessee under this Lease pursuant to Lessor’s standard form of assumption agreement. Such assignment of the Property shall relieve Lessee of its obligations respecting this Lease except for those obligations arising prior to such assignment. Any assignment, transfer, conveyance, pledge or mortgage in violation of this Section 23 shall be voidable at the sole option of Lessor. Any consent to an assignment given by Lessor hereunder shall not be deemed a consent to any subsequent assignment.
     Notwithstanding any provision contained herein, Lessee may assign this Lease to a Lessee Affiliate approved by Lessor in writing (“Assignee”), which approval shall not be unreasonably withheld, provided that (i) neither Assignee nor any Affiliate of Assignee that actually or constructively owns ten percent (10%) or more of the outstanding capital stock of Lessor shall own, directly or indirectly, (1) ten percent (10%) or more of the total combined voting power of all classes of voting capital stock of Assignee, or (2) ten percent (10%) or more of the total value of all classes of capital stock of Assignee; and (ii) the conditions set forth in this paragraph are satisfied. Lessee shall provide Lessor with notice of the proposed assignment permitted by the preceding sentence. Notwithstanding the foregoing, any such assignment shall not be effective until Lessor has approved the Assignee (which approval shall not be unreasonably withheld), and Assignee has provided written certification to Lessor that (1) Assignee or any Person who owns directly or indirectly any interest in Assignee, is not a Person whose property or interests are subject to being blocked under any of the Terrorism Laws or is otherwise in violation of the Terrorism Laws, and (2) Assignee has taken such measures as are required by the Terrorism Laws to assure that any Person who owns directly or indirectly any interest in Assignee is not a Person whose property or interests are subject to being blocked under any of the Terrorism Laws or is otherwise in violation of the Terrorism Laws.
     C. Lessee shall not sublet any or all of the Property without the prior written consent of Lessor, which may be withheld by Lessor in its sole discretion and any such purported subletting shall be void. Notwithstanding the foregoing, Lessee may sublease up to twenty-five percent (25%) of gross rentable area of the improvements located on the Property without the consent of Lessor, provided that (i) Lessee provide Lessor with a copy of any such sublease; (ii) the use of the Property under such sublease shall be consistent with the Permitted Facility; and (iii) neither the sublessee nor any Affiliate of the sublessee that actually or constructively owns ten percent (10%) or more of the outstanding capital stock of Lessor shall own, directly or indirectly, (x) ten percent (10%) or more of the total combined voting power of all classes of voting capital stock of the sublessee, or (y) ten percent (10%) or more of the total value of all classes of capital stock of the sublessee. Any such sublease by Lessee shall in no way release Lessee of its obligation hereunder.
     24. Notices. All notices, demands, designations, certificates, requests, offers, consents, approvals, appointments and other instruments given pursuant to this Lease (collectively called “Notices”) shall be in writing and given by any one of the following: (A) hand delivery, (B) express overnight delivery service, (C) certified or registered mail, return receipt requested or (D) electronic mail message, provided that a copy of such electronic mail message is also sent via certified or registered mail, return receipt requested, within one Business Day of the transmission of such electronic mail message, and shall be deemed to have been delivered upon (i) receipt, if hand delivered, (ii) the next Business Day, if delivered by a reputable express overnight delivery service, (iii) the third Business Day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested, or (iv) transmission, if delivered by electronic mail pursuant to the requirements of Section 24(D) above. Notices shall be provided to the parties and addresses (or electronic mail addresses) specified below:

If to Lessee:	Significant Education, LLC 3300 West Camelback Road Phoenix, Arizona, 85017 Attention: Charles Preston Telephone: (512) 320-4093 Telecopy: (512) 476-4869 E-Mail: cpreston@220partners.com

And:

Dennis Little, CFO (same address) Telephone: (602) 589-2081 Telecopy: (602) 589-2458 E-Mail: dlittle@gcu.edu

With a copy to:

Linda Rawles, General Counsel (same address) Telephone: (602) 589-2063 E-Mail: lrawles@gcu.edu

With a copy to:	DuBois, Bryant, Campbell & Schwartz, L.L.P. 700 Lavaca St., Suite 1300 Austin, Texas 78701 Attention: Bryan Lee Telephone: (512) 457-8000 Telecopy: (512) 457-8008 E-mail: blee@dbcslaw.com

If to Lessor:	Spirit Finance Acquisitions, LLC
8910 East Raintree Drive, Suite 100
Scottsdale, Arizona 85260
Attention: Chief Financial Officer
Telephone: (480) 606-0820
Telecopy:  (480) 606-0826
E-Mail: clong@spiritfinance.com

With a copy to:	Kutak Rock LLP 1801 California Street, Suite 3100 Denver, Colorado 80202 Attention: Peggy A. Richter, Esq. Telephone: (303) 297-2400 Telecopy: (303) 292-7799 E-Mail: peggy.richter@kutakrock.com or to such other address or such other person as either party may from time to time hereafter specify to the other party in a notice delivered in the manner provided above.
     25. Holdover. If Lessee remains in possession of the Property after the expiration of the term hereof, Lessee, at Lessor’s option and within Lessor’s sole discretion, may be deemed a tenant on a month-to-month basis and shall continue to pay Rentals and other Monetary Obligations in the amounts herein provided, except that the Base Monthly Rental shall be automatically increased to one hundred fifty percent (150%) of the last Base Monthly Rent payable under this Lease, and Lessee shall comply with all the terms of this Lease; provided that nothing herein nor the acceptance of Rental by Lessor shall be deemed a consent to such holding over. Lessee shall defend, indemnify, protect and hold the Indemnified Parties harmless from and against any and all Losses resulting from Lessee’s failure to surrender possession upon the expiration of the Lease Term, including, without limitation, any claims made by any succeeding lessee.
     26. Landlord’s Lien/Security Interest. Lessee agrees that Lessor shall have a landlord’s lien, and additionally hereby separately grants to Lessor a first and prior security interest, in, on and against all personal property, appliances, furniture and equipment of Lessee from time to time situated on or used in connection with the Property (the “Personalty”), which lien and security interest shall secure the payment of all Rental and other Monetary Obligations payable by Lessee to Lessor under the terms hereof and all other obligations of Lessee to Lessor under this Lease; provided, however, that such lien and security interest shall be subject and subordinate to any lien or security interest held by any mortgagee with respect to such Personalty, and the term Personalty shall not include inventory. Lessee agrees that Lessor may file such documents as Lessor then deems appropriate or necessary to perfect and maintain said lien and security interest, and expressly acknowledges and agrees that, in addition to any and all other rights and remedies of Lessor whether hereunder or at law or in equity, in the event of any default of Lessee hereunder, Lessor shall have any and all rights and remedies granted a secured party under the Uniform Commercial Code then in effect in the states where the Property are located. Lessee covenants to promptly notify Lessor of any changes in Lessee’s name and/or organizational structure which may necessitate the execution and filing of additional financing statements; provided, however, the foregoing shall not be construed as Lessor’s consent to such changes. Notwithstanding anything to the contrary, Lessor subordinates its Landlord’s lien to any financing obtained by Lessee in connection with the operation of Lessee’s business on the Property and agrees to promptly execute such documents as may be requested from such third-party lender or vendor to evidence such subordination.
     27. Removal of Personalty. At the expiration of the Lease Term, and if Lessee is not then in breach hereof, Lessee may remove from the Property all personal property belonging to Lessee. Lessee shall repair any damage caused by such removal and shall leave all of the Property broom clean and in good and working condition and repair inside and out. Any property of Lessee left on the Property on the tenth day following the expiration of the Lease Term shall automatically and immediately become the property of Lessor.
     28. Financial Statements; Compliance Certificate. Within forty five (45) days after the end of each fiscal quarter and within one hundred twenty (120) days after the end of each fiscal year of Lessee, Lessee shall deliver to Lessor (A) complete financial statements of

Lessee and Guarantor including a balance sheet, profit and loss statement, statement of changes in financial condition and all other related schedules for the fiscal period then ended; and (B) income statements for the business at the Property. All such financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied from period to period, and shall be certified to be accurate and complete by an officer or director of the Lessee and Guarantor, respectively. Lessee understands that Lessor will rely upon such financial statements and Lessee represents that such reliance is reasonable. In the event that Lessee’s property and business at the Property are ordinarily consolidated with other business for financial statements purposes, such financial statements shall be prepared on a consolidated basis showing separately the sales, profits and losses, assets and liabilities pertaining to the Property with the basis for allocation of overhead of other charges being clearly set forth. The financial statements delivered to Lessor need not be audited, but Lessee shall deliver to Lessor copies of any audited financial statements of Lessee and Guarantor which may be prepared, as soon as they are available. Within thirty (30) days after the end of each fiscal year of Lessee, and upon prior written request by Lessor, Lessee shall deliver such compliance certificate to Lessor as Lessor may reasonably require in order to establish that Lessee is in compliance with all of its obligations, duties and covenants under this Lease.
     29. Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, acts of God, enemy or hostile governmental action, civil commotion, fire or other casualty beyond the control of the party obligated to perform (each, a “Force Majeure Event”) shall excuse the performance by such party for a period equal to any such prevention, delay or stoppage, expressly excluding, however, the obligations imposed upon Lessee with respect to Rental and other Monetary Obligations to be paid hereunder.
     30. No Merger. There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee estate in or ownership of the Property by reason of the fact that the same person, corporation, firm or other entity may acquire or hold or own, directly or indirectly, (A) this Lease or the leasehold estate created by this Lease or any interest in this Lease or in such leasehold estate, and (B) the fee estate or ownership of the Property or any interest in such fee estate or ownership. No such merger shall occur unless and until all persons, corporations, firms and other entities having any interest in (i) this Lease or the leasehold estate created by this Lease, and (ii) the fee estate in or ownership of the Property or any part thereof sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.
     31. Characterization.
     A. Lessor and Lessee acknowledge and warrant to each other that each has been represented by independent counsel and has executed this Lease after being fully advised by said counsel as to its effect and significance. This Lease shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party. Whenever in this Lease any words of obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of a covenant.

     B. The following expressions of intent, representations, warranties, covenants, agreements, stipulations and waivers are a material inducement to Lessor entering into this Lease:
     (i) It is the intent of the parties hereto, and the parties acknowledge and agree that they have executed and delivered this Lease with the understanding that (1) this Lease constitutes an unseverable and single lease of all, but not less than all, of the Property, and, if at any time this Lease covers other real property in addition to the Property, neither this Lease, nor Lessee’s obligations or rights hereunder may be allocated or otherwise divided among such properties by Lessee; (2) this Lease is a “true lease,” is not a financing lease, capital lease, mortgage, equitable mortgage, deed of trust, trust agreement, security agreement or other financing or trust arrangement, and the economic realities of this Lease are those of a true lease; and (3) the business relationship created by this Lease and any related documents is solely that of a long-term commercial lease between Lessor and Lessee, the Lease has been entered into by both parties in reliance upon the economic and legal bargains contained herein, and none of the agreements contained herein is intended, nor shall the same be deemed or construed, to create a partnership between Lessor and Lessee, to make them joint venturers, to make Lessee an agent, legal representative, partner, subsidiary or employee of Lessor, nor to make Lessor in any way responsible for the debts, obligations or losses of Lessee.
     (ii) Each of the parties hereto covenants and agrees to the following: (1) each will treat this Lease (I) as an operating lease pursuant to Statement of Financial Accounting Standards No. 13, as amended; and (II) as a true lease for state law reporting purposes and for federal income tax purposes. For federal income tax purposes, each party shall report this Lease as a true lease with Lessor as the owner of the Property and Lessee as the lessee of the Property including: (a) treating Lessor as the owner of the property eligible to claim depreciation deductions under Section 167 or 168 of the Code with respect to the Property; (b) Lessee reporting its Rental payments as rent expense under Section 162 of the Code; and (c) Lessor reporting the Rental payments as rental income under Section 61 of the Code; (2) each party will not, nor will it permit any Affiliate to, at any time, take any action or fail to take any action with respect to the preparation or filing of any statement or disclosure to Governmental Authority, including without limitation, any income tax return (including an amended income tax return), to the extent that such action or such failure to take action would be inconsistent with the intention of the parties expressed in this Section 31.B; (3) with respect to the Property, the Lease Term (including any Extension Term) is less than eighty percent (80%) of the estimated remaining economic life of the Property; and (4) the Base Annual Rental is the fair market value for the use of the Property and was agreed to by Lessor and Lessee on that basis, and the execution and delivery of, and the performance by Lessee of its obligations under, this Lease do not constitute a transfer of all or any part of the Property.

     (iii) Lessee waives any claim or defense based upon the characterization of this Lease as anything other than a true lease and as a master lease of the Property. Lessee stipulates and agrees (1) not to challenge the validity, enforceability or characterization of the lease of the Property as a true lease and/or as a single, unseverable instrument pertaining to the lease of all, but not less than all, of the Property, and (2) not to assert or take or omit to take any action inconsistent with the agreements and understandings set forth in this Section 31.B.
     (iv) The parties agree that, notwithstanding any provision contained in this Lease, any party (and each employee, representative or other agent of any party) may disclose to any and all persons, without limitation of any kind, (1) the tax treatment and tax structure of this Lease and all materials of any kind (including opinions or any tax analyses) that are provided to any party relating to such tax treatment and tax structure, and (2) any matter required under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
     32. Easements. In order to provide for orderly development or renovation of the Property, it may be necessary, desirable or required that street, water, sewer, drainage, gas, power lines, and other easements, dedications, and similar rights be granted or dedicated over or within portions of the Property. Lessor shall, on request of Lessee, join Lessee in executing and delivering such documents, from time to time, and throughout the term of this Lease, as may be appropriate, necessary, or required by any governmental agencies, public utilities, and/or companies for the purpose of granting such easements and dedications, providing such easements or dedications will not have the effect of reducing the then fair market value of the Property, will not subject Lessor to a material increase in liability or material financial obligations, are documented in form and substance reasonably satisfactory to Lessor and are reasonably necessary for the orderly development or renovation of the Property. In the event that Lessee deems it necessary or appropriate to obtain use, zoning, subdivision, plan approval and/or permits for the Property, or any part thereof, Lessor agrees, from time to time, on Lessee’s request and subject to the terms of this paragraph, to execute such documents, petitions, applications and authorizations as maybe appropriate or required for the purposes of obtaining any permits, zoning and rezoning, plan approval or other approvals for the Property or any part thereof. In each of the foregoing instances, the cost and expense thereof shall be borne solely by Lessee. Further, notwithstanding anything to the contrary herein, the rights granted to Lessee hereunder are subject to Lessee not exercising those rights in any manner or way that will materially reduce the fair market value of the Property. Neither Lessor nor Lessee shall make any changes in the existing use, zoning, subdivision, plan approval and/or permits for the Property, or any part thereof, without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed
     33. Bankruptcy. As a material inducement to Lessor executing this Lease, Lessee acknowledges and agrees that Lessor is relying upon (A) the financial condition and specific operating experience of Lessee and Lessee’s obligation to use the Property as a Permitted Facility, (B) Lessee’s timely performance of all of its obligations under this Lease notwithstanding the entry of an order for relief under the Bankruptcy Code for Lessee, and (C) all defaults under this Lease being cured promptly and this Lease being assumed within sixty

(60) days of any order for relief entered under the Bankruptcy Code for Lessee, or this Lease being rejected within such 60 day period and the Property surrendered to Lessor. Accordingly, in consideration of the mutual covenants contained in this Lease and for other good and valuable consideration, Lessee hereby agrees that: (i) all obligations that accrue under this Lease (including the obligation to pay Rentals), from and after an Insolvency Event shall be timely performed exactly as provided in this Lease and any failure to so perform shall be harmful and prejudicial to Lessor; (ii) any and all Rentals that accrue from and after an Insolvency Event and that are not paid as required by this Lease shall, in the amount of such Rentals, constitute administrative expense claims allowable under the Bankruptcy Code with priority of payment at least equal to that of any other actual and necessary expenses incurred after an Insolvency Event; (iii) any extension of the time period within which the Lessee may assume or reject this Lease without an obligation to cause all obligations under this Lease to be performed as and when required under this Lease shall be harmful and prejudicial to Lessor; (iv) any time period designated as the period within which the Lessee must cure all defaults and compensate Lessor for all pecuniary losses which extends beyond the date of assumption of this Lease shall be harmful and prejudicial to Lessor; (v) any assignment of this Lease must result in all terms and conditions of this Lease being assumed by the assignee without alteration or amendment, and any assignment which results in an amendment or alteration of the terms and conditions of this Lease without the express written consent of Lessor shall be harmful and prejudicial to Lessor; (vi) any proposed assignment of this Lease shall be harmful and prejudicial to Lessor if made to an assignee: (1) that does not possess financial condition adequate to operate a Permitted Facility upon the Property or operating performance and experience characteristics satisfactory to Lessor equal to or better than the financial condition, operating performance and experience of Lessee as of the Effective Date, or (2) that does not provide guarantors of the lease obligations with financial condition equal to or better than the financial condition of the Guarantor as of the Effective Date; and (vii) the rejection (or deemed rejection) of this Lease for any reason whatsoever shall constitute cause for immediate relief from the automatic stay provisions of the Bankruptcy Code, and Lessee stipulates that such automatic stay shall be lifted immediately and possession of the Property will be delivered to Lessor immediately without the necessity of any further action by Lessor. No provision of this Lease shall be deemed a waiver of Lessor’s rights or remedies under the Bankruptcy Code or applicable Law to oppose any assumption and/or assignment of this Lease, to require timely performance of Lessee’s obligations under this Lease, or to regain possession of the Property as a result of the failure of Lessee to comply with the terms and conditions of this Lease or the Bankruptcy Code. Notwithstanding anything in this Lease to the contrary, all amounts payable by Lessee to or on behalf of Lessor under this Lease, whether or not expressly denominated as such, shall constitute “rent” for the purposes of the Bankruptcy Code. For purposes of this Section addressing the rights and obligations of Lessor and Lessee upon an Insolvency Event, the term “Lessee” shall include Lessee’s successor in bankruptcy, whether a trustee, Lessee as debtor in possession or other responsible person.
     34. Attorneys’ Fees. In the event of any judicial or other adversarial proceeding concerning this Lease, to the extent permitted by Law, Lessor shall be entitled to recover all of its reasonable attorneys’ fees and other Costs in addition to any other relief to which it may be entitled. In addition, Lessor shall, upon demand, be entitled to all attorneys’ fees and all other Costs incurred in the preparation and service of any notice or demand hereunder, whether or not a legal action is subsequently commenced.

     35. Memorandum of Lease. Concurrently with the execution of this Lease, Lessor and Lessee are executing Lessor’s standard form memorandum of lease in recordable form, indicating the names and addresses of Lessor and Lessee, a description of the Property, the Lease Term and Lessee’s right of first refusal, but omitting Rentals and such other terms of this Lease as Lessor may not desire to disclose to the public. Further, upon Lessor’s request, Lessee agrees to execute and acknowledge a termination of lease and/or quit claim deed in recordable form to be held by Lessor until the expiration or sooner termination of the Lease Term.
     36. No Brokerage. Lessor and Lessee represent and warrant to each other that they have had no conversation or negotiations with any broker concerning the leasing of the Property. Each of Lessor and Lessee agrees to protect, indemnify, save and keep harmless the other, against and from all liabilities, claims, losses, Costs, damages and expenses, including attorneys’ fees, arising out of, resulting from or in connection with their breach of the foregoing warranty and representation.
     37. Waiver of Jury Trial and Punitive, Consequential, Special and Indirect Damages. Lessor and Lessee hereby knowingly, voluntarily and intentionally waive the right either may have to a trial by jury with respect to any and all issues presented in any action, proceeding, claim or counterclaim brought by either of the parties hereto against the other or its successors with respect to any matter arising out of or in connection with this Lease, the relationship of Lessor and Lessee, Lessee’s use or occupancy of the Property, and/or any claim for injury or damage, or any emergency or statutory remedy. This waiver by the parties hereto of any right either may have to a trial by jury has been negotiated and is an essential aspect of their bargain. Furthermore, Lessor and Lessee hereby knowingly, voluntarily and intentionally waive the right they may have to seek punitive, consequential, special and indirect damages from the other party and any of the affiliates, officers, directors, members, managers or employees of the other party or any of their successors with respect to any and all issues presented in any action, proceeding, claim or counterclaim brought by either of them against the other party or any of the affiliates, officers, directors, members, managers or employees of the other party or any of their successors with respect to any matter arising out of or in connection with this Lease or any document contemplated herein or related hereto. The waiver by Lessor and Lessee of any right they may have to seek punitive, consequential, special and indirect damages has been negotiated by the parties hereto and is an essential aspect of their bargain.
     38. Guaranty. On or before the Effective Date, Lessee shall cause Guarantor to execute and deliver to Lessor the Guaranty.
     39. Securitizations and Other Transactions. As a material inducement to Lessor’s willingness to complete the transactions contemplated by this Lease and the other Transaction Documents, Lessee hereby acknowledges and agrees that Lessor may, from time to time and at any time (A) act or permit another Person to act as sponsor, settler, transferor or depositor of, or a holder of interests in, one or more Persons or other arrangements formed pursuant to a trust agreement, indenture, pooling agreement, participation agreement, sale and servicing agreement, limited liability company agreement, partnership agreement, articles of incorporation or similar agreement or document; and (B) permit one or more of such Persons or arrangements to offer and sell stock, certificates, bonds, notes, other evidences of indebtedness or securities that are directly or indirectly secured, collateralized or otherwise backed by or represent a direct or indirect interest in whole or in part in any of the assets, rights or properties described in

Section 23.A of this Lease, in one or more Persons or arrangements holding such assets, rights or properties, or any of them (collectively, the “Securities”), whether any such Securities are privately or publicly offered and sold, or rated or unrated (any combination of which actions and transactions described in both clauses (A) and (B) in this paragraph, whether proposed or completed, are referred to in this Lease as a “Securitization”). Lessee shall cooperate fully with Lessor and any Affected Party with respect to all reasonable requests and due diligence procedures and to use reasonable efforts to facilitate such Securitization, including without limitation, providing for inclusion in any prospectus or other Securities offering material such documents, financial and other data, and other information and materials which would customarily be required with respect to Lessee by a purchaser, transferee, assignee, servicer, participant, investor or rating agency involved with respect to such Securitization, and Lessee shall indemnify and hold harmless Lessor for any and all liabilities, losses and expenses arising under the Securities Act, or the Exchange Act, in connection with any material misstatement (or alleged misstatement) contained in such information provided in writing (including, without limitation, electronically) by Lessee or its officers, managers, members, employees, or agents, or any omission (or alleged omission) of a material fact by Lessee or its officers, managers, members, employees, or agents, the inclusion of which was necessary to make such written information not misleading, unless such material misstatement or alleged misstatement or omission or alleged omission is caused by Lessor or its directors, officers, managers, members, shareholders, employees, or agents. Lessee shall deliver to Lessor, any Affected Party and to any Person designated by Lessor, such statements and audit letters of reputable, independent certified public accountants pertaining to the written information provided by Lessee pursuant to this Section as shall be requested by Lessor or such Affected Party, as the case may be. Lessee also shall deliver to Lessor, any Affected Party and to any Person designated by Lessor or any Affected Party, such opinions of counsel (including without limitation, local counsel opinions), appraisals, environmental reports and zoning letters, or updates of any of the foregoing, as are customarily delivered in connection with Securitizations or as may be required by any rating agency in connection with any Securitization.
     40. Performance at Lessee’s Expense. Lessee acknowledges and confirms that Lessor may impose certain administrative, processing or servicing fees in connection with (a) any extension, renewal, modification, amendment and termination of this Lease, (b) any release of Property, (c) the procurement of certain consents, waivers and approvals with respect to the Property, (d) the review of any assignment or sublease or proposed assignment or sublease or the preparation or review of any subordination, non-disturbance agreement, (e) the collection, maintenance and/or disbursement of reserves created under this Lease or the other Transaction Documents, and (f) inspections required to make certain determinations under this Lease or the other Transaction Documents. Lessee further acknowledges and confirms that it shall be responsible for the payment of all costs of reappraisal of the Property or any part thereof, whether required by law, regulation, Lessor or any Governmental Authority. Lessee hereby acknowledges and agrees to pay, immediately upon demand, all such fees (as the same may be increased or decreased from time to time), and any additional fees of a similar type or nature which may reasonably be imposed by Lessor from time to time.
     41. Miscellaneous.
     A. Time Is of the Essence. Time is of the essence with respect to each and every provision of this Lease.

     B. Waiver and Amendment. No provision of this Lease shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion. No acceptance by Lessor of an amount less than the Rental and other Monetary Obligations stipulated to be due under this Lease shall be deemed to be other than a payment on account of the earliest such Rental or other Monetary Obligations then due or in arrears nor shall any endorsement or statement on any check or letter accompanying any such payment be deemed a waiver of Lessor’s right to collect any unpaid amounts or an accord and satisfaction.
     C. Successors Bound. Except as otherwise specifically provided herein, the terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of the respective heirs, successors, executors, administrators and assigns of each of the parties hereto.
     D. Captions. Captions are used throughout this Lease for convenience of reference only and shall not be considered in any manner in the construction or interpretation hereof.
     E. Severability. The provisions of this Lease shall be deemed severable. If any part of this Lease shall be held unenforceable by any court of competent jurisdiction, the remainder shall remain in full force and effect, and such unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein.
     F. Other Documents. Each of the parties agrees to sign such other and further documents as may be necessary or appropriate to carry out the intentions expressed in this Lease.
     G. Entire Agreement. This Lease and any other instruments or agreements referred to herein, constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements except as herein provided.
     H. Forum Selection; Jurisdiction; Venue; Choice of Law. For purposes of any action or proceeding arising out of this Lease, the parties hereto expressly submit to the jurisdiction of all federal and state courts located in the State of Arizona. Lessee consents that it may be served with any process or paper by registered mail or by personal service within or without the State of Arizona in accordance with applicable law. Furthermore, Lessee waives and agrees not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper.
     I. Counterparts. This Lease may be executed in one or more counterparts, each of which shall be deemed an original.

     42. Corporate Fixed Change Coverage Ratio. For purposes of this Agreement and the Guaranty, the term “CFCCR” shall mean with respect to the twelve month period of time immediately preceding the date of determination, the ratio calculated for such period of time, each as determined in accordance with GAAP, of (i) the sum of Net Income, Depreciation and Amortization, Interest Expense and Operating Lease Expense, to (ii) the sum of Operating Lease Expense, scheduled principal payments of long term Debt, scheduled maturities of all Capital Leases, dividends and Interest Expense (excluding non cash interest expense and amortization of non cash financing expenses). For purposes of calculating the CFCCR, the following terms shall be defined as set forth below:
     “Capital Lease” shall mean all leases of any property, whether real, personal or mixed, by Lessee or any of the other Lessee Entities, as applicable, which leases would, in conformity with GAAP, be required to be accounted for as a capital lease on the balance sheet of Lessee. The term “Capital Lease” shall not include any operating lease.
     “Debt” shall mean with respect to Lessee and the other Lessee Entities, collectively, and for the period of determination (i) indebtedness for borrowed money, (ii) subject to the limitation set forth in sub item (iv) below, obligations evidenced by bonds, indentures, notes or similar instruments, (iii) obligations under leases which should be, in accordance with GAAP, recorded as Capital Leases, and (iv) obligations under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above, except for guaranty obligations of Lessee and/or the other Lessee Entities which, in conformity with GAAP, are not included on the balance sheet of Lessee and/or the other Lessee Entities.
     “Depreciation and Amortization” shall mean the depreciation and amortization accruing during any period of determination with respect to Lessee and the other Lessee Entities, collectively, as determined in accordance with GAAP.
     “Interest Expense” shall mean for any period of determination, the sum of all interest accrued or which should be accrued in respect of all Debt of Lessee and the other Lessee Entities, collectively, as determined in accordance with GAAP.
     “Net Income” shall mean with respect to the period of determination, the net income or net loss of Lessee and the other Lessee Entities, collectively. In determining the amount of Net Income, (i) adjustments shall be made for nonrecurring gains and losses or non cash items allocable to the period of determination, (ii) deductions shall be made for, among other things, Depreciation and Amortization, Interest Expense, Operating Lease Expense, and (iii) no deductions shall be made for income taxes or charges equivalent to income taxes allocable to the period of determination, as determined in accordance with GAAP.
     “Operating Lease Expense” shall mean the sum of all payments and expenses incurred by Lessee and the other Lessee Entities, collectively, under any operating leases during the period of determination, as determined in accordance with GAAP.
     43. Right of First Refusal/Third Party Offer.

     A. Offer. Subject to the terms and conditions set forth in this Section 43 (including, without limitation, the condition set forth in Section 43.C(i)(5) below), any time during the Lease Term, if Lessor desires to sell the Property and receives a bona fide written offer from a third party which offer is in all respects acceptable to Lessor, Lessor shall deliver a complete copy of such bona fide third party offer to Lessee (“Third Party Offer”). Upon Lessee’s receipt of such Third Party Offer from Lessor, and a written statement of Lessor’s desire to sell the Property in accordance with such Third Party Offer, Lessee shall have the right to deliver an offer to Lessor (each, a “Purchase Offer”) to purchase Lessor’s interest in the Property for the amount of the bona fide third party offer to purchase the Property (the “Subject Purchase Price”). If Lessee delivers a Purchase Offer, then Lessee shall complete such purchase, subject to the satisfaction of each of the terms and conditions set forth in Section 43.B below.
     B. Conditions Precedent.
     (i) The purchase of Lessor’s interest in the Property pursuant to Section 43.A shall be subject to the fulfillment of all of the following terms and conditions: (1) no Event of Default shall have occurred and be continuing under this Lease or other Transaction Documents; (2) Lessee shall have paid to Lessor the Subject Purchase Price, together with all Rental and other Monetary Obligations then due and payable under this Lease as of the date of the closing of such purchase; (3) in addition to payment of the Subject Purchase Price, Lessee shall have satisfied its obligations under Section 43.C below; and (4) the date of the closing of such purchase shall occur on the next scheduled Base Monthly Rental payment date following Lessor’s receipt of the Purchase Offer.
     (ii) On the date of the closing of the purchase of the Property pursuant to this Section (the “Purchase Closing Date”), subject to satisfaction of the foregoing conditions: (1) this Lease shall be deemed terminated; provided, however, such termination shall not limit Lessee’s obligations to Lessor under any indemnification provisions of this Lease (including, without limitation, Sections 12.D(v) and 15 of this Lease) and Lessee’s obligations to pay any Monetary Obligations (whether payable to Lessor or a third party) accruing under this Lease prior to the Purchase Closing Date shall survive the termination of this Lease; and (2) Lessor shall convey the Property to Lessee or, at Lessee’s request, the third party offeree “as is” by special warranty deed, subject to all matters of record (except for any consensual liens granted by Lessor other than those granted by Lessor at the request of Lessee), and without representation or warranty.
     C. Costs. Lessee shall be solely responsible for the payment of all Costs resulting from any proposed purchase pursuant to this Section 43, regardless of whether the purchase is consummated, including, without limitation, to the extent applicable, the cost of title insurance and endorsements, including, survey charges, stamp taxes, mortgage taxes, transfer taxes and fees, escrow and recording fees, taxes imposed on Lessor as a result of such purchase, the attorneys’ fees of Lessee and the reasonable attorneys’ fees and expenses of counsel to Lessor.

     D. Termination of Right. NOTWITHSTANDING ANYTHING TO THE CONTRARY, LESSEE’S RIGHTS UNDER THIS SECTION 43 SHALL TERMINATE AND BE NULL AND VOID AND OF NO FURTHER FORCE AND EFFECT IF (i) LESSEE FAILS TO EXERCISE THE RIGHT GRANTED PURSUANT TO THIS SECTION 43, AND THE SALE TO THE THIRD PARTY PURCHASER IS CONSUMMATED; (ii) THIS LEASE TERMINATES OR THE LEASE TERM EXPIRES; (iii) THE PROPERTY IS SOLD OR TRANSFERRED PURSUANT TO THE EXERCISE OF A PRIVATE POWER OF SALE OR JUDICIAL FORECLOSURE OR ACCEPTANCE OF A DEED IN LIEU THEREOF; OR (iv) LESSEE SHALL BE IN DEFAULT OF ANY OF THE TERMS AND CONDITIONS OF THIS LEASE. IN ANY SUCH EVENT, LESSEE SHALL EXECUTE A QUITCLAIM DEED AND SUCH OTHER DOCUMENTS AS LESSOR SHALL REASONABLY REQUEST EVIDENCING THE TERMINATION OF ITS RIGHT UNDER THIS SECTION 43.
     E. Attornment. If Lessee does not deliver its Purchase Offer to purchase the Property and the Property is transferred to a third party purchaser, Lessee will attorn to any third party purchaser as Lessor so long as such third party purchaser and Lessor notify Lessee in writing of such transfer. At the request of Lessor, Lessee will execute such documents confirming the agreement referred to above and such other agreements as Lessor may reasonably request, provided that such agreements do not increase the liabilities and obligations of Lessee hereunder.
     F. Exclusions. The provisions of this Section 43 shall not apply to or prohibit (i) any mortgages or other hypothecation of Lessor’s interest in the Property; (ii) any sale of the Property pursuant to a private power of sale under or judicial foreclosure of any mortgage or other security instrument or device to which Lessor’s interest in the Property is now or hereafter subject; (iii) any transfer of Lessor’s interest in the Property to a mortgagee or other holder of a security interest therein or their designees by deed in lieu of foreclosure; (iv) any transfer of the Property to any governmental or quasi governmental agency with power of Condemnation; (v) any transfer of the Property to any Affiliate of Lessor; (vi) any transfers of interests in Lessor by any member, shareholder, partner or other owner to any other member, shareholder, partner or other owner; (vii) any transfers to any Person to whom Lessor sells all or substantially all of its assets; (viii) any transfers to any Person in connection with the transactions described in Section 23 of this Lease; or (ix) any transfer of the Property to any of the successors or assigns of any of the Persons referred to in this Section 43.F.
     44. Tenant Improvements.
     A. Projects. Lessor shall pay to Lessee funds in an aggregate amount not to exceed Five Million Two Hundred Fifty Thousand and 00/100 Dollars ($5,250,000.00) plus an amount equal to (i) $1,000,000.00 minus (ii) the Contingent Purchase Price, if any, paid by Lessor pursuant to the Purchase and Sale Agreement (collectively, the “Project Funds”) for the construction, completion, rehabilitation, renovation or installation of improvements to the Property related to the operation of the Permitted Facility that are expressly approved in writing by Lessor, which approval shall not be unreasonably withheld, conditioned or delayed (each, a “Project”). In the event that Lessor fails to approve or reject any proposed Project within ten (10) business days of receipt of all information required by Lessor in its sole and absolute discretion in connection with such proposed Project, Lessor shall be deemed to approve of such proposed Project. Prior to the commencement of any proposed Project, Lessee shall submit to Lessor a written request for approval together with any information reasonably requested by Lessor. Upon Lessor’s written approval of any Project, which approval shall be in the sole and absolute discretion of Lessor, Lessor shall disburse the requested Project Funds in accordance with Lessor’s standard disbursement procedures, the nature of which shall be commensurate with the nature of the Project. Lessor reserves the right to utilize the services of a construction management firm in connection with any approved Project. Lessor further reserves the right to require Lessee to enter into one or more written agreements to govern the disbursement of any Project Funds. All reasonable costs and expenses incurred by Lessor with respect to any Project, including, without limitation, attorneys’ fees, construction management fees, inspection costs and title insurance policy endorsement fees, shall be paid by Lessee and all such costs and expenses may be withheld from the Project Funds in Lessor’s discretion. Lessor and Lessee acknowledge and agree that the Project Funds will be available to Lessee only for Projects approved by Lessor within two (2) years from the date hereof. Notwithstanding the foregoing, Lessor and Lessee acknowledge and agree that the schedule attached hereto as Exhibit D provides the general understanding of Lessor and Lessee regarding the type of Projects to be approved, the required Project Funds for such Projects and the distribution process related thereto. All Projects shall constitute part of the Property and shall be owned Lessor.
     B. Rent Adjustments.
     (i) Immediately upon the disbursement of any Project Funds, Base Annual Rental shall be adjusted by an amount equal to an amount based on the amortization of such Project Funds over the remaining balance of the Initial Term of the Lease with an interest factor in effect at the time of disbursement.
     (ii) Immediately upon Lessor’s payment of any portion of the Contingent Purchase Price pursuant to the Purchase and Sale Agreement, Base Annual Rental shall be increased by an amount equal to the product of: (A) the quotient of (1) the sum of (i) the Fixed Purchase Price plus (ii) such portion of the Contingent Purchase Price divided by (2) the Fixed Purchase Price; times (B) the Base Annual Rental.
     C. Hold Back. Lessor shall have the option to hold back $2,000,000 of the Project Funds and shall have no obligation to release said funds unless and until Guarantor extends the term of the Letter of Credit (as that term is described in the Guaranty) or replaces such Letter of Credit with another letter of credit, acceptable to Lessor in its sole discretion, as required under the terms of Section 18 of the Guaranty.
     45. Option to Purchase. Lessee shall have the option after the fourth (4th) anniversary of the Effective Date to give Lessor notice (the “Option Notice”) of Lessee’s election to purchase the Property for the greater of (i) its fair market value (which fair market value shall be determined in accordance with Section 19 above) or (ii) Lessor’s Total Investment. The closing for such purchase must occur within ninety days following Lessor’s receipt of the Option Notice if such appraisal has been received and, if not, a day for day extension will be allowed until the appraisal is received.
     Upon exercise of this option, Lessor and Lessee shall open a new escrow account with a recognized title insurance company selected by mutual agreement of the parties. Such escrow shall be subject to the standard escrow instructions of the escrow agent, to the extent they are not inconsistent herewith. At or before the close of escrow, Lessor shall deliver to the escrow agent its limited warranty deed conveying to Lessee all of Lessor’s right, title and interest in the Property free and clear of all liens and encumbrances except liens for taxes and assessments and easements, covenants and restrictions of record which were attached to the Property as of the date hereof, attached during the term of the Lease through Lessee’s action or inaction, as the case may be, have been granted by Lessor in lieu of a taking by the power of eminent domain or the like, or have been approved by Lessee. In the event Lessor is unable to convey title as required, Lessee shall have the right to accept such title as Lessor can convey or elect not to consummate its exercise of the option. Both Lessor and Lessee agree to execute a purchase agreement, escrow instructions and such other instruments as may be necessary or appropriate to consummate the sale of the Property in the manner herein provided. All Costs incurred in connection with Lessee’s exercise of the option, including, but not limited to, escrow fees, title insurance fees, recording costs or fees, reasonable attorneys’ fees (including those of the Lessor), appraisal fees, stamp taxes and transfer fees shall be borne by Lessee. Lessee shall continue to pay and perform all of its obligations under this Lease until the close of escrow. The purchase price paid by Lessee in exercising this option shall be paid to Lessor or to such person or entity as Lessor may direct at closing in immediately available funds. The closing date may be extended for a reasonable period of time to permit Lessor to cure title defects or to permit either party to cure any other defects or defaults provided each party is diligently seeking to cure such defect or default and Lessee continues to perform its obligations hereunder. In the case of any mortgage or other monetary lien arising by, through or under Lessor (but not arising by, through or under Lessee), the escrow agent shall first apply the purchase price to the payment of such mortgage or monetary lien, and the balance shall be paid over to Lessor at closing.
     Lessee shall not have the right to exercise this option or consummate the exercise thereof if at the time of exercise or consummation, an Event of Default exists or is continuing.
     Lessee may not sell, assign, transfer, hypothecate or otherwise dispose of the option granted herein or any interest therein, except in conjunction with a permitted assignment of Lessee’s entire interest herein and then only to the assignee thereof. Any attempted assignment of this option which is contrary to the terms of this Section shall be deemed to be an Event of Default under this Lease and the option granted herein shall be void.
     Notwithstanding the foregoing, the purchase option described in this Section shall be null and void in the event that Lessor determines, in its sole and absolute discretion, that the sale of the Property would cause Lessor to recognize income or gain from a “prohibited transaction” as defined under Section 857(b)(6) of the Internal Revenue Code of 1986, as amended.

     IN WITNESS WHEREOF, Lessor and Lessee have entered into this Lease as of the date first above written.

LESSOR: SPIRIT FINANCE ACQUISITIONS, LLC, a Delaware limited liability company
By:	/s/ Gregg A. Seibert
	Printed Name:	Gregg A. Seibert
Title: Senior Vice President

LESSEE: SIGNIFICANT EDUCATION, LLC, a Delaware limited liability company
By:	/s/ Brent Richardson
	Printed Name:	Brent Richardson
Title: Chief Executive Officer
Tax Identification No.:

[Signature Page To Lease Agreement]

STATE OF ARIZONA COUNTY OF MARICOPA	) ) )	ss
     The foregoing instrument was acknowledged before me on June 25, 2004 by Gregg A. Seibert, Senior Vice President of Spirit Finance Acquisitions, LLC, a Delaware limited liability company, on behalf of the company.

/s/ Sandra L. Cardon
Notary Public
My Commission Expires:
November 28, 2004
[SEAL]
[Signature Page to Lease Agreement]

STATE OF ARIZONA COUNTY OF MARICOPA	) ) )	ss
     The foregoing instrument was acknowledged before me on June 26, 2004 by Brent Richardson, Chief Executive Officer of Significant Education, LLC, a Delaware limited liability company on behalf of the company.

/s/ Deborah Kent
Notary Public
My Commission Expires:
October 6, 2005
[SEAL]
[Signature Page to Lease Agreement]

EXHIBIT A
DEFINED TERMS
     The following terms shall have the following meanings for all purposes of this Lease:
     “ADA” has the meaning set forth in Section 12.C.
     “Additional Rental” has the meaning set forth in Section 4.D.
     “Adjustment Date” means the first anniversary of the last day of the last calendar month of the first year of the Initial Term, and every second annual anniversary thereafter during the Lease Term (including any Extension Term).
     “Affected Party” means each direct or indirect participant or investor in a proposed or completed Securitization, including, without limitation, any prospective owner, any rating agency or any party to any agreement executed in connection with the Securitization.
     “Affiliate” means any Person which directly or indirectly controls, is under common control with or is controlled by any other Person. For purposes of this definition, “controls”, “under common control with”, and “controlled by” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.
     “Assignee” has the meaning set forth in Section 23.B.
     “Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. Sec. 101 et seq., as amended.
     “Base Annual Rental” means $2,808,750.00.
     “Base Monthly Rental” means an amount equal to 1/12 of the applicable Base Annual Rental.
     “Business Day” means a day on which banks located in Scottsdale, Arizona are not required or authorized to remain closed.
     “Casualty” means any loss of or damage to any property included within or related to the Property or arising from an adjoining property caused by fire, flood or other casualty.
     “CFCCR” has the meaning set forth in Section 42.
     “Code” means the Internal Revenue Code of 1986, as the same may be amended from time to time.
     “Condemnation” means a Taking and/or a Requisition.
     “Contingent Purchase Price” has the meaning set forth in the Purchase and Sale Agreement.

     “Costs” means all reasonable costs and expenses incurred by a Person, including without limitation, reasonable attorneys’ fees and expenses, court costs, expert witness fees, costs of tests and analyses, travel and accommodation expenses, deposition and trial transcripts, copies and other similar costs and fees, brokerage fees, escrow fees, title insurance premiums, appraisal fees, stamp taxes, recording fees and transfer taxes or fees, as the circumstances require.
     “current actual knowledge”, as it relates to Lessee, means the current actual knowledge of an officer of the Lessee.
     “Default Rate” means 12% per annum or the highest rate permitted by law, whichever is less.
     “Early Termination Date” has the meaning set forth in Section 18.C(ii)(1).
     “Effective Date” has the meaning set forth in the introductory paragraph of this Lease.
     “Environmental Laws” means all federal, state and local laws, ordinances, common law requirements and regulations and standards, rules, policies and other governmental requirements, administrative rulings and court judgments and decrees having the effect of law in effect now or in the future and including all amendments, that relate to Hazardous Materials and/or the protection of human health or the environment and apply to Lessee and/or the Property.
     “Environmental Liens” has the meaning set forth in Section 12.D(i)(2).
     “Event of Default” has the meaning set forth in Section 20.A.
     “Exchange Act” has the meaning set forth in Section 31.B(iv).
     “Expiration Date” has the meaning set forth in Section 3.
     “Extension Option” has the meaning set forth in Section 3.
     “Extension Term” has the meaning set forth in Section 3.
     “Fixed Purchase Price” means the gross purchase price paid for the Property by Lessor on the “Closing Date” defined and described in the Purchase and Sale Agreement.
     “Force Majeure Event” has the meaning set forth in Section 29.
     “Governmental Authority” means any governmental authority, agency, department, commission, bureau, board, instrumentality, court or quasi-governmental authority of the United States, any state or any political subdivision thereof with authority to adopt, modify, amend, interpret, give effect to or enforce any federal, state and local laws, statutes, ordinances, rules or regulations, including common law, or to issue court orders.
     “Guarantor” means, collectively, Brent Richardson and Christopher Richardson, or any other additional or replacement guarantor approved by Lessor in its sole and absolute discretion.

     “Guaranty” means that certain Unconditional Guaranty of Payment and Performance dated as of the date hereof between Guarantor and Lessor.
     “Hazardous Materials” includes: (a) oil, petroleum products, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other materials, contaminants or pollutants which pose a hazard to the Property or to Persons on or about the Property, cause the Property to be in violation of any local, state or federal law or regulation, (including without limitation, any Environmental Law), or are defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “toxic substances”, “contaminants”, “pollutants”, or words of similar import under any applicable local, state or federal law or under the regulations adopted, orders issued, or publications promulgated pursuant thereto, including, but not limited to: (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9601, et seq.; (ii) the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §1801, et seq.; (iii) the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901, et seq.; and (iv) regulations adopted and publications promulgated pursuant to the aforesaid laws; (b) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million; (c) underground storage tanks; and (d) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the occupants of the Property or the owners and/or occupants of any adjoining property.
     “Indemnified Parties” means Lessor, and its directors, officers, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns, including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of the assets and business of Lessor.
     “Initial Term” has the meaning set forth in Section 3.
     “Insolvency Event” means (a) Lessee’s (i) failure to generally pay its debts as such debts become due; (ii) admitting in writing its inability to pay its debts generally; or (iii) making a general assignment for the benefit of creditors; (b) any proceeding being instituted by or against Lessee (i) seeking to adjudicate it a bankrupt or insolvent; (ii) seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors; or (iii) seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, and in the case of any such proceeding instituted against Lessee, either such proceeding shall remain undismissed for a period of one hundred twenty (120) days or any of the actions sought in such proceeding shall occur; or (c) Lessee taking any corporate action to authorize any of the actions set forth above in this definition.
     “Law(s)” means any constitution, statute, rule of law, code, ordinance, order, judgment, decree, injunction, rule, regulation, policy, requirement or administrative or judicial determination, even if unforeseen or extraordinary, of every duly constituted Governmental Authority, court or agency, now or hereafter enacted or in effect.

     “Lease Term” shall have the meaning described in Section 3.
     “Legal Requirements” means the requirements of all present and future Laws (including without limitation, Environmental Laws and Laws relating to accessibility to, usability by, and discrimination against, disabled individuals), all judicial and administrative interpretations thereof, including any judicial order, consent, decree or judgment, and all covenants, restrictions and conditions now or hereafter of record which may be applicable to Lessee or to the Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or restoration of the Property, even if compliance therewith necessitates structural changes or improvements or results in interference with the use or enjoyment of the Property.
     “Lessee Entities” means, collectively, Lessee and all Affiliates of Lessee.
     “Lessor Entities” means, collectively, Lessor and all Affiliates of Lessor.
     “Lessor’s Total Investment” means, with respect to any Property, the sum of (a) the gross purchase price paid for the Property by Lessor (or Lessor’s predecessor-in-interest) (including, without limitation, any mortgage debt incurred or assumed in connection therewith and any Contingent Purchase Price paid by Lessor), plus (b) all amounts disbursed pursuant to Section 44, plus (c) the closing costs and expenses incurred by Lessor (or Lessor’s predecessor-in-interest) with respect to the purchase of the Property.
     “Loss Value” has the meaning set forth in Section 18.C(ii).
     “Losses” means any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, Costs, diminutions in value, fines, penalties, interest, charges, fees, judgments, awards, amounts paid in settlement and damages of whatever kind or nature (including, without limitation, attorneys’ fees and other Costs of defense).
     “Material Adverse Effect” means a material adverse effect on (i) the Property, including, without limitation, the operation of the Property as a Permitted Facility and/or the value of the Property, (ii) Lessee’s ability to perform its obligations under this Lease, or (iii) Lessor’s interests in the Property, this Lease or the other Transaction Documents.
     “Monetary Obligations” means all Rental and all other sums payable or reimbursable by Lessee under this Lease to Lessor, to any third party on behalf of Lessor, or to any Indemnified Party.
     “Net Award” means (a) the entire award payable with respect to the Property by reason of a Condemnation whether pursuant to a judgment or by agreement or otherwise, or (b) the entire proceeds of any insurance required under Section 10 payable with respect to the Property, as the case may be, and in either case, less any Costs incurred by Lessor in collecting such award or proceeds.
     “Notices” has the meaning set forth in Section 24.

     “OFAC List” means the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any Legal Requirements, including, without limitation, trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States. The OFAC List currently is accessible through the internet website www.treas.gov/ofac/t11sdn.pdf.
     “Option Notice” has the meaning set forth in Section 45.
     “Other Agreements” means, collectively, all agreements and instruments now or hereafter entered into between, among or by (1) any of the Lessee Entities, and, or for the benefit of, (2) any of the Lessor Entities, including, without limitation, leases, promissory notes and guaranties, but excluding this Lease and all other Transaction Documents.
     “Partial Casualty” has the meaning set forth in Section 18.B.
     “Partial Condemnation” has the meaning set forth in Section 18.B.
     “Permitted Amounts” shall mean, with respect to any given level of Hazardous Materials, that level or quantity of Hazardous Materials in any form or combination of forms which does not constitute a violation of any Environmental Laws and is customarily employed in, or associated with, similar businesses located in the State.
     “Permitted Encumbrances” shall mean those covenants, restrictions, reservations, liens, conditions, encroachments, easements and other matters of title that affect the Property as of the date of Lessor’s acquisition thereof and those items which hereafter affect title as permitted under this Lease.
     “Permitted Facility” means a college or university, which initially is the Grand Canyon University, and all lawful activities related thereto, including without limitation, other schools ancillary to a college or university, such as a high school or prep school, and ministry and related facilities, consistent with the history and mission of Grand Canyon University.
     “Person” means any individual, partnership, corporation, limited liability company, trust, unincorporated organization, Governmental Authority or any other form of entity.
     “Personalty” has the meaning set forth in Section 26.
     “Project” has the meaning set forth in Section 44.
     “Project Funds” has the meaning set forth in Section 44.
     “Property” means, that certain real property legally described on Exhibit B attached hereto, all rights, privileges, and appurtenances associated therewith, all buildings, fixtures and other improvements now or hereafter located on such real estate (whether or not affixed to such real estate).

     “Purchase and Sale Agreement” means that certain Purchase and Sale Agreement of even date herewith by and between Grand Canyon University Institute for the Advanced Studies, an Arizona non-profit corporation, as seller, and Lessor, as purchaser (pursuant to that certain Assignment and Assumption of Lease Agreement of even date herewith by and between Significant Education, LLC, a Delaware limited liability company, as assignor, and Lessor, as assignee, pursuant to which Significant Education, LLC assigned all of its right, title and interest in and to the Purchase and Sale Agreement to Lessor).
     “REIT” means a real estate investment trust as defined under Section 856 of the Code.
     “Rejectable Purchase Closing Date” has the meaning set forth in Section 43.C(ii).
     “Rejectable Purchase Offer” has the meaning set forth in Section 43.A.
     “Rejectable Offer” has the meaning set forth in Section 18.C(ii)(3).
     “Release” means any presence, release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.
     “Remediation” means any response, remedial, removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Material, any actions to prevent, cure or mitigate any Release, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or any evaluation relating to any Hazardous Materials.
     “Rental” means, collectively, the Base Annual Rental and the Additional Rental.
     “Rent Adjustment” has the meaning in Section 4.BB.
     “Requisition” means any temporary requisition or confiscation of the use or occupancy of the Property by any Governmental Authority, civil or military, whether pursuant to an agreement with such Governmental Authority in settlement of or under threat of any such requisition or confiscation, or otherwise.
     “Securities” has the meaning set forth in Section 39.
     “Securities Act” has the meaning set forth in Section 31.B(iv).
     “Securitization” has the meaning set forth in Section 39.A.
     “State” means the State of Arizona.
     “Subject Purchase Price” has the meaning set forth in Section 43.A.
     “Successor Lessor” has the meaning set forth in Section 21.

     “Taking” means (a) any taking or damaging of all or a portion of the Property (i) in or by condemnation or other eminent domain proceedings pursuant to any Law, general or special, or (ii) by reason of any agreement with any condemnor in settlement of or under threat of any such condemnation or other eminent domain proceeding, or (iii) by any other means, or (b) any de facto condemnation. The Taking shall be considered to have taken place as of the later of the date actual physical possession is taken by the condemnor, or the date on which the right to compensation and damages accrues under the law applicable to the Property.
     “Termination Notice” has the meaning set forth in Section 18.C(ii).
     “Terrorism Laws” means Executive Order 13224 issued by the President of the United States, the Terrorism Sanctions Regulations (Title 31 Part 595 of the U.S. Code of Federal Regulations), the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the U.S. Code of Federal Regulations), the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the U.S. Code of Federal Regulations), and the Cuban Assets Control Regulations (Title 31 Part 515 of the U.S. Code of Federal Regulations), and all other present and future federal, state and local laws, ordinances, regulations, policies, lists and any other requirements of any Governmental Authority (including, without limitation, the United States Department of the Treasury Office of Foreign Assets Control) addressing, relating to, or attempting to eliminate, terrorist acts and acts of war, each as hereafter supplemented, amended or modified from time to time, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing, or under similar laws, ordinances, regulations, policies or requirements of other states or localities.
     “Third Party Offer” has the meaning set forth in Section 43.A.
     “Threatened Release” means a substantial likelihood of a Release which requires action to prevent or mitigate damage to the soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air or any other environmental medium comprising or surrounding any Property which may result from such Release.
     “Total Casualty” has the meaning set forth in Section 18.C.
     “Total Condemnation” has the meaning set forth in Section 18.C.
     “Transaction Documents” means this Lease, the Guaranty and all documents related thereto.

EXHIBIT B
LEGAL DESCRIPTION OF PROPERTY
     Attached hereto are the true and correct legal descriptions of the Property.
PARCEL NO. 1:
     THAT PART OF THE SOUTHWEST QUARTER OF SECTION 14, TOWNSHIP 2 NORTH, RANGE 2 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MARICOPA COUNTY, ARIZONA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:
     COMMENCING AT THE SOUTHWEST CORNER OF SAID SECTION 14;
     THENCE NORTH 89 DEGREES 57 MINUTES 00 SECONDS EAST ALONG THE SOUTH LINE OF SAID SOUTHWEST QUARTER OF SECTION 14, A DISTANCE OF 689.83 FEET;
     THENCE LEAVING SAID SOUTH LINE, NORTH 00 DEGREES 03 MINUTES 00 SECONDS WEST, 40.00 FEET TO A POINT ON THE NORTH 40 FOOT RIGHT-OF-WAY LINE OF CAMELBACK ROAD, SAID POINT ALSO BEING THE TRUE POINT OF BEGINNING;
     THENCE LEAVING SAID NORTH 40 FOOT RIGHT-OF-WAY LINE, NORTH 00 DEGREES 18 MINUTES 11 SECONDS WEST, 650.01 FEET ;
     THENCE SOUTH 89 DEGREES 57 MINUTES 00 SECONDS WEST, 650.01 FEET TO A POINT ON THE EAST 40 FOOT RIGHT-OF-WAY LINE OF 35TH AVENUE;
     THENCE ALONG SAID EAST 40 FOOT RIGHT-OF-WAY LINE, NORTH 00 DEGREES 18 MINUTES 11 SECONDS WEST, 649.77 FEET;
     THENCE LEAVING SAID EAST 40 FOOT RIGHT-OF-WAY LINE, NORTH 89 DEGREES 41 MINUTES 49 SECONDS EAST, 50.00 FEET;
     THENCE NORTH 00 DEGREES 18 MINUTES 11 SECONDS WEST, 50.00 FEET;
     THENCE SOUTH 89 DEGREES 41 MINUTES 49 SECONDS WEST, 50.00 FEET TO A POINT ON SAID EAST 40 FOOT RIGHT-OF-WAY LINE;
     THENCE ALONG SAID EAST 40 FOOT RIGHT-OF-WAY LINE, NORTH 00 DEGREES 18 MINUTES 11 SECONDS WEST, 186.36 FEET;
     THENCE LEAVING SAID EAST 40 FOOT RIGHT-OF-WAY LINE, NORTH 89 DEGREES 53 MINUTES 58 SECONDS EAST, 279.00 FEET;

     THENCE NORTH 00 DEGREES 18 MINUTES 11 SECONDS WEST, 413.41 FEET; THENCE SOUTH 85 DEGREES 07 MINUTES 27 SECONDS EAST, 684.34 FEET; THENCE NORTH 89 DEGREES 54 MINUTES 29 SECONDS FACT, 1630.12 I-tt ; THENCE SOUTH 00 DEGREES 01 MINUTES 05 SECONDS EAST, 353.82 FEET; THENCE SOUTH 89 DEGREES 53 MINUTES 58 SECONDS WEST, 430.00 FEET;
     THENCE SOUTH 00 DEGREES 01 MINUTES 05 SECONDS EAST, 1538.01 FEET TO A POINT ON SAID NORTH 40 FOOT RIGHT-OF-WAY LINE OF CAMELBACK ROAD;
     THENCE ALONG SAID NORTH 40 FOOT RIGHT-OF-WAY LINE, SOUTH 89 DEGREES 57 MINUTES 00 SECONDS WEST, 511.63 FEET;
     THENCE I LEAVING SAID NORTH 40 FOOT RIGHT-OF-WAY LINE, NORTH 86 DEGREES 14 MINUTES 11 SECONDS WEST, 180.42 FEET TO A POINT ON THE NORTH 52 FOOT RIGHT-OF-WAY LINE OF CAMELBACK ROAD;
     THENCE ALONG SAID NORTH 52 FOOT RIGHT-OF-WAY LINE, SOUTH 89 DEGREES 57 MINUTES 00 SECONDS WEST, 229.00 FEET;
     THENCE LEAVING SAID NORTH 52 FOOT RIGHT-OF-WAY LINE, SOUTH 44 DEGREES 51 MINUTES 44 SECONDS WEST, 16.94 FEET TO A POINT ON SAID NORTH 40 FOOT RIGHT-OF-WAY LINE;
     THENCE ALONG SAID NORTH 40 FOOT RIGHT-OF-WAY LINE, SOUTH 89 DEGREES 57 MINUTES 00 SECONDS WEST, 568.64 FEET TO THE TRUE POINT OF BEGINNING;
     EXCEPT THAT PORTION DESCRIBED AS FOLLOWS:
     COMMENCING AT THE WEST QUARTER CORNER OF SAID SECTION 14;
     THENCE SOUTH 00 DEGREES 18 MINUTES 11 SECONDS EAST, 650.11 FEET ALONG THE WEST LINE OF SAID SECTION 14;
     THENCE DEPARTING SAID WEST LINE, NORTH 89 DEGREES 41 MINUTES 49 SECONDS EAST, 319.00 FEET TO THE EAST LINE OF ME WEST 319.00 FEET OF SAID SECTION 14 AND THE POINT OF BEGINNING;
     THENCE DEPARTING SAID EAST LINE OF THE WEST 319.00 FEET OF SECTION 14, SOUTH 85 DEGREES 07 MINUTES 27 SECONDS EAST, 684.34 FEET;
     THENCE NORTH 89 DEGREES 54 MINUTES 29 SECONDS EAST, 1629.29 FEET TO THE NORTH-SOUTH MID-SECTION LINE OF SAID SECTION 14;

     THENCE SOUTH 00 DEGREES 01 MINUTES 59 SECONDS EAST, 353.82 FEET ALONG SAID NORTH-SOUTH MID-SECTION LINE OF SECTION 14;
     THENCE SOUTH 89 DEGREES 53 MINUTES 58 SECONDS WEST, 2309.17 FEET TO SAID EAST LINE OF THE WEST 319.00 FEET OF SECTION 14;
     THENCE NORTH 0 DEGREES 18 MINUTES 11 SECONDS WEST, 413.43 FEET ALONG SAID FAST LINE OF THE WEST 319.00 FEET OF SECTION 14 TO THE POINT OF BEGINNING;
     AND EXCEPT A TRACT OF LAND FOR A WELL SITE SITUATED IN THE NORTHWEST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 14, TOWNSHIP 2 NORTH, RANGE 2 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MARICOPA COUNTY, ARIZONA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:
     BEGINNING AT A POINT 1389.80 FEET NORTH AND 40.00 FEET EAST OF THE SOUTHWEST CORNER OF SAID SECTION 14;
     THENCE NORTH 18.00 FEET;
     THENCE EAST 50.00 FEET;
     THENCE SOUTH 18.00 FEET;
     THENCE WEST 50.00 FEET TO THE POINT OF BEGINNING.
PARCEL NO. 2:
     THE NORTH 506.50 FEET OF THE EAST 430 FEET OF THE NORTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 14, TOWNSHIP 2 NORTH, RANGE 2 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MARICOPA COUNTY, ARIZONA;
     EXCEPT THAT PORTION CONVEYED TO THE CITY OF PHOENIX BY QUIT CLAIM DEED RECORDED AUGUST 8, 1960 IN DOCKET 3376, PAGE 212: AND ALSO
     EXCEPT THAT PORTION CONVEYED TO THE CITY OF PHOENIX BY QUIT CLAIM DEED RECORDED JULY 2, 2002 IN INSTRUMENT NO. 20020677117.
PARCEL NO. 3:
     THAT PORTION OF THE NORTH HALF OF THE SOUTHWEST QUARTER OF SECTION 14, TOWNSHIP 2 NORTH, RANGE 2 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MARICOPA COUNTY, ARIZONA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

     COMMENCING AT THE WEST QUARTER CORNER OF SAID SECTION 14;
     THENCE SOUTH 00 DEGREES 18 MINUTES 11 SECONDS EAST, 650.11 FEET ALONG THE WEST LINE OF SAID SECTION 14;
     THENCE DEPARTING SAID WEST LINE, NORTH 89 DEGREES 41 MINUTES 49 SECONDS EAST, 319.00 FEET TO THE EAST LINE OF THE WEST 319.00 OF SAID SECTION 14 AND THE POINT OF BEGINNING;
     THENCE DEPARTING SAID EAST LINE OF THE WEST 319.00 FEET OF SECTION 14, SOUTH 85 DEGREES 07 MINUTES 27 SECONDS EAST, 684.34 FEET;
     THENCE NORTH 89 DEGREES 54 MINUTES 29 SECONDS EAST, 1629.29 FEET TO THE NORTH-SOUTH MID-SECTION LINE OF SAID SECTION 14;
     “THENCE SOUTH 00 DEGREES 01 MINUTES 59 SECONDS EAST, 353.82 FEET ALONG SAID NORTH-SOUTH MID-SECTION LINE OF SECTION 14;
     THENCE SOUTH 89 DEGREES 53 MINUTES 58 SECONDS WEST, 2309.17 FEET TO SAID EAST LINE OF THE WEST 319.00 FEET OF SECTION 14;
     THENCE NORTH 00 DEGREES 18 MINUTES 11 SECONDS WEST, 413A3 FEET ALONG SAID EAST LINE OF THE WEST 319.00 FEET OF SECTION 14 TO THE POINT OF BEGINNING;
     EXCEPT THAT PORTION DESCRIBED AS FOLLOWS:
     COMMENCING AT THE WEST QUARTER CORNER OF SAID SECTION 14;
     THENCE SOUTH 00 DEGREES 18 MINUTES 11 SECONDS EAST ALONG THE WEST LINE OF SAID SOUTHWEST QUARTER OF SECTION 14, A DISTANCE OF 650.11 FEET;
     THENCE LEAVING SAID WEST LINE, NORTH 89 DEGREES 41 MINUTES 49 SECONDS EAST, 319.00 FEET TO THE EAST LINE OF THE WEST 319.00 FEET OF SAID SOUTHWEST QUARTER OF SECTION 14;
     THENCE LEAVING SAID EAST LINE, SOUTH 85 DEGREES 07 MINUTES 27 SECONDS, EAST 684.34 FEET;
     THENCE NORTH 89 DEGREES 54 MINUTES 29 SECONDS EAST, 93.28 FEET TO THE TRUE POINT OF BEGINNING;
     THENCE CONTINUING NORTH 89 DEGREES 54 MINUTES 29 SECONDS EAST, 601.41 FEET;

     THENCE SOUTH 00 DEGREES 06 MINUTES 02 SECONDS EAST, 375.81 FEET; THENCE SOUTH 89 DEGREES 53 MINUTES 58 SECONDS WEST, 601.41 FEET;
     THENCE NORTH 00 DEGREES 06 MINUTES 02 SECONDS WEST, 375.70 FEET TO THE TRUE POINT OF BEGINNING.

EXHIBIT C
ENVIRONMENTAL DISCLOSURES
     1. Anything described in Environmental Site Assessments, Inc.’s Phase I Environmental Site Assessment, dated June 17, 2004, Project Number 1297M.
     2. Any item listed on Compliance and/or Condition of Property that fits the terms of this Schedule, including the information contained in the other schedules to this Asset Purchase Agreement.

C-1

EXHIBIT D
PROJECTS

Use	Dollar Amount	Doc	Payee	Estimated Timing	Process	Notes

Upgrade Apartments	$1,500,000	LSE	Lessee	Q2 2005 to Q2 2006	1	Occupied until next year

General Facilities Improvements	$1,000,000	LSE	Lessee	Q3 2004 to Q4 2004	1	Roadways, general

Infrastructure Build Out	$2,500,000	LSE	Lessee	Q3 2004 to Q3 2005	2	Ratably over one year

Campus Call Center Build Out	$250,000	LSE	Lessee	Q3 2004 to Q1 2006	3	70% in first six months, balance ratably

TOTAL	$5,250,000
Process Notes
1	Paid based on standard construction drawdown process, as mutually agreed between Lessor and Lessee.

2	Paid upon submission of bona fide invoice to Lessor relating to the purchase or hardware, software, implementation and testing.

3	Such portion relating to hard construction, paid under process 1 above. For such portion relating to hardware, software, implementation and testing paid under process 2 above.

D-1

SCHEDULE 6.01.C
LITIGATION
Schedule 6.01.C

SCHEDULE 6.01.D
BREACHES AND DEFAULTS
None, except as may be alleged in the various claims for delinquent payments on numerous contracts and accounts payable obligations disclosed in Schedule 6.C.
Schedule 6.01.D